UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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AEROHIVE NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AEROHIVE NETWORKS, INC.

330 Gibraltar Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Wednesday, May 27, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Aerohive Networks, Inc. We will hold the meeting on Wednesday, May 27, 2015, at 10:00 a.m. Pacific Time, at 1213 Innsbruck Drive, Sunnyvale, California 94089, to propose the following:

1.	To elect three Class I directors to serve until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To amend our 2014 Employee Stock Purchase Plan to increase the share reserve, modify the “evergreen provision,” and shorten its term, as described in the proxy statement accompanying this notice;

3.	To amend and restate our 2014 Equity Incentive Plan to modify certain terms relating to the granting of performance-based awards and to increase the share reserve, as described in the proxy statement accompanying this notice;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

We discuss these items in more detail on the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Friday, April 3, 2015, are entitled to notice of and to vote at the Annual Meeting.

On or about April 15, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions to access our proxy statement for our Annual Meeting and our 2014 annual report to our stockholders. This Notice provides instructions to vote online or by telephone and includes instructions to receive a paper copy of proxy materials by mail. You can access this proxy statement and our 2014 annual report directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

Your vote is important. Whether you plan to attend the Annual Meeting, please cast your vote as promptly as possible via the Internet, as instructed in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly and saves us significant postage and processing costs. If you prefer to submit your vote by mail or by telephone you may request instead a printed set of the proxy materials.

By order of the Board of Directors,

Steve Debenham Vice President, General Counsel & Secretary

Sunnyvale, California

April 15, 2015

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Notice of Internet Availability of Proxy Materials	1
Electronic Access to Proxy Materials	1
Costs of Solicitation	1
Record Date and Shares Outstanding	2
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	3
Why am I receiving these proxy materials?	3
What is the Notice of Internet Availability?	3
What proposals will be voted on at the Annual Meeting?	3
What is Aerohive’s voting recommendation?	3
What happens if additional proposals are presented at the Annual Meeting?	3
Who can vote at the Annual Meeting?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How many votes does Aerohive need to hold the Annual Meeting?	4
What is the voting requirement to approve each of the proposals?	5
Who counts the votes?	5
What happens if I do not cast a vote?	5
How can I vote my shares in person at the Annual Meeting?	6
How can I vote my shares in advance, without attending the Annual Meeting?	6
How can I change or revoke my vote?	6
Where can I find the voting results of the Annual Meeting?	7
Who are the proxies and what do they do?	7
What should I do if I receive more than one Notice or set of proxy materials?	7
How may I obtain a separate Notice or a separate set of proxy materials?	7
Is my vote confidential?	7
What is the deadline to propose actions for consideration at the 2016 Annual Meeting of Stockholders or to nominate individuals to serve as directors at that annual meeting?	8
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Nominees for Director	10
Continuing Directors	11
Director Independence	12
Board Leadership Structure	13
Risk Management	13
Board Meetings and Committees	14
Compensation Committee Interlocks and Insider Participation	15
Considerations in Evaluating Director Nominees	16
Stockholder Recommendations for Nominations to the Board of Directors	16
Communications with the Board of Directors	17
Delivery of Stockholder Recommendations or Communications	17
Corporate Governance Guidelines and Code of Business Conduct and Ethics	17
Director Compensation	17
PROPOSAL NO. 1 ELECTION OF DIRECTORS	20
Nominees	20
Vote Required	20
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT TO THE 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARE RESERVE AND EVERGREEN	21
Description of the ESPP	22

i

(cont’d)

ii

AEROHIVE NETWORKS, INC.

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Wednesday, May 27, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2015 Annual Meeting of Stockholders to be held at our executive offices at 1213 Innsbruck Drive, Sunnyvale, California 94089 on Wednesday, May 27, 2015, at 10:00 a.m., Pacific Time. Our telephone number at this address is 408-510-6100. This proxy statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Beginning on April 15, 2015, we sent copies of this proxy statement or made them available to persons who were stockholders at the close of business on April 3, 2015, the record date for the Annual Meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and beneficial owners of our stock as of the record date. All stockholders will have the option to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. We have included in this Notice instructions how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice will provide you with instructions how to:

•	View on the Internet our proxy materials for our Annual Meeting;

•	Instruct us to send our future proxy materials to you electronically by e-mail; or

•	Instruct us to send our proxy materials to you by mail, as well as on an ongoing basis.

Electronic Access to Proxy Materials

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and, by avoiding such printing and mailing, will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail in connection with the 2016 Annual Meeting next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it by following the instructions contained in the proxy materials.

Costs of Solicitation

Aerohive will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses to forward solicitation material to such beneficial owners, including fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on April 3, 2015, are entitled to attend and vote at the Annual Meeting. On the record date, 46,619,721 shares of our common stock were outstanding and held of record.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q:    Why am I receiving these proxy materials?

A:    Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders on May 27, 2015. We invite stockholders to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

Q:    What is the Notice of Internet Availability?

A:    In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you how to access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive, instead, a printed copy of the proxy materials, please follow the instructions included in the Notice to request such materials.

We mailed the Notice on or about April 15, 2015, to all stockholders entitled to vote at the Annual Meeting. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Q:    What proposals will be voted on at the Annual Meeting?

A:    There are four proposals scheduled to be voted on at the Annual Meeting:

•	To elect the three Class I nominees for director set forth in this proxy statement;

•	To amend the 2014 Employee Stock Purchase Plan to increase the share reserve, modify the evergreen provision and shorten its term;

•	To amend and restate the 2014 Equity Incentive Plan to modify certain terms relating to the granting of performance-based awards and to increase the share reserve; and

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q:    What is Aerohive’s voting recommendation?

A:    Our Board of Directors unanimously recommends that you vote your shares “FOR” election of the three Class I nominees to our Board of Directors, “FOR” the proposed amendment of our 2014 Employee Stock Purchase Plan (the “ESPP”), “FOR” the proposed amendment and restatement of our 2014 Equity Incentive Plan (the “Equity Plan”), and “FOR” the proposed ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:    What happens if additional proposals are presented at the Annual Meeting?

A:    Other than the four proposals described in this proxy statement, Aerohive does not expect additional matters to be presented for a vote at the Annual Meeting. When you sign and return the proxy card you are granting, as stockholder of record, a proxy to the named proxy holders, Gordon Brooks and Steve Debenham.

The named proxy holders will have the discretion to vote your shares on the above proposals as well as any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Aerohive’s Class I nominees is not available as a candidate for director, the named proxy holders will vote your proxy for such other candidate or candidates as our Board of Directors may nominate.

Q:    Who can vote at the Annual Meeting?

A:    Our Board of Directors has set April 3, 2015 as the record date for the Annual Meeting. All stockholders who owned Aerohive common stock at the close of business on April 3, 2015 may attend and vote at the Annual Meeting. For each share of common stock held as of the record date the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. On April 3, 2015, 46,619,721 shares of our common stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a broker, bank or other nominee for you as a beneficial owner.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most Aerohive stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record — If your shares are registered directly in your name with Aerohive’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Aerohive or to vote in person at the Annual Meeting.

Beneficial Owners — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Notice to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive in advance of the Annual Meeting a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:    How many votes does Aerohive need to hold the Annual Meeting?

A:    23,309,862 shares, which is a majority of Aerohive’s outstanding shares as of the record date, must be present in person or represented at the Annual Meeting by proxy in order for Aerohive to hold the meeting and to conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form, or voted via the Internet or by telephone.

Q:    What is the voting requirement to approve each of the proposals?

A:    Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote either “FOR” or “WITHHOLD” on each of the three Class I nominees for election as director.

Proposal Two — The amendment to the ESPP to increase the share reserve, modify the evergreen provision and shorten the term requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Three — The amendment and restatement of our 2014 Equity Incentive Plan to modify certain terms relating to the granting of performance-based awards and to increase the share reserve requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Four — We require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q:    Who counts the votes?

A:    Votes cast by proxy or in person at the Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether a quorum is present. An Aerohive representative will serve as the inspector of elections.

Q:    What happens if I do not cast a vote?

A:    Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, our Board of Directors will recommend how the shares represented by that proxy card will be voted.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the amendment to the ESPP (Proposal Two) and the amendment and restatement of the 2014 Equity Incentive Plan (Proposal Three) because if you do not indicate how you want your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, the amendment to the ESPP or the amendment and restatement of the 2014 Equity Incentive Plan, no votes will be cast on your behalf. However, your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Four).

Q:    How can I vote my shares in person at the Annual Meeting?

A:    You may vote in person at the Annual Meeting shares which you hold held directly as of the record date in your name as the stockholder of record. If you choose to vote in person, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Aerohive recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Q:    How can I vote my shares in advance, without attending the Annual Meeting?

A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on May 26, 2015, by following the “Vote by Internet” instructions on the Notice or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge’s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Your proxy card or voting instruction form you complete and return will provide your voting instructions to your bank or brokerage firm participating in Broadridge’s program.

Telephone — If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on May 26, 2015 by following the telephone voting instructions on your proxy cards.

Mail — If you request a printed set of the proxy materials, you may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided. Your vote must be received by 11:59 p.m., Eastern Time, on May 26, 2015.

Q:    How can I change or revoke my vote?

A:    Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our General Counsel, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed new proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Our General Counsel must receive your written notice of revocation or new proxy card prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or new proxy card should be hand delivered to our General Counsel or should be sent so as to be timely delivered to our principal executive offices at 330 Gibraltar Drive, Sunnyvale, California 94089, Attention: General Counsel.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, no later than 11:59 p.m., Eastern Time, on May 26, 2015, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 26, 2015.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed within four business days after the date of the Annual Meeting.

Q:    Who are the proxies and what do they do?

A:    Our Board of Directors designated the two persons named as proxies on the proxy card, Gordon Brooks and Steve Debenham. Where you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cast their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors in favor of the nominated directors, the proposed amendment of our 2014 Employee Stock Purchase Plan, the proposed amendment and restatement of our 2014 Equity Incentive Plan and for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:    What should I do if I receive more than one Notice or set of proxy materials?

A:    If you receive more than one Notice or set of proxy materials it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice or voting instruction form you receive to ensure that all of your shares are voted.

Q:    How may I obtain a separate Notice or a separate set of proxy materials?

A:    When more than one stockholder shares the same address each stockholder may not individually receive a separate Notice or a separate copy of the proxy materials. Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by contacting our General Counsel (i) by mail at 330 Gibraltar Drive, Sunnyvale, California 94089, (ii) by calling us at 408-510-6100, or (iii) by sending an email to generalcounsel@aerohive.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials may request to receive a single copy by following the instructions above.

Q:    Is my vote confidential?

A:    We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed either within Aerohive or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. However, we will forward to our management written comments which stockholders may provide on their proxy cards.

Q:    What is the deadline to propose actions for consideration at the 2016 Annual Meeting of Stockholders or to nominate individuals to serve as directors at that annual meeting?

A:    Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting in 2016 or nominate persons for election to our Board of Directors at that meeting (See “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendation and Nomination of Director Candidates”).

Stockholder Proposals:

For a stockholder proposal to be considered for inclusion in Aerohive’s proxy statement for the 2016 annual meeting, the written proposal must be received by Aerohive’s General Counsel at our principal executive offices no later than December 15, 2015. If the date of the 2016 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2015 Annual Meeting, the deadline for inclusion of proposals in Aerohive’s proxy statement for the 2016 Annual Meeting is instead a reasonable time before Aerohive begins to print and mail its proxy materials for the 2016 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. When a stockholder does not seek to include a proposal in our 2016 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Aerohive for the 2016 Annual Meeting of Stockholders consistent with the requirements of our Bylaws. To be timely under our Bylaws, such stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary not more than 75 days and not less than 45 days prior to the one year anniversary of the date we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our company’s previous year’s annual meeting of stockholders. For the 2016 Annual Meeting, the notice must be received no earlier than January 31, 2016 and no later than March 1, 2016. However, if the date of the 2016 Annual Meeting is moved more than 30 days before or more than 60 days after the one-year anniversary date of this year’s Annual Meeting, then for notice to be timely under our Bylaws the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which Aerohive first publicly announces the date of the 2016 Annual Meeting. To be in proper form, a stockholder’s notice to our company must set forth the information required by our Bylaws.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4 of our Bylaws.

As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the “Bylaw Deadline,” the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2016 Annual Meeting.

Recommendation and Nomination of Director Candidates:

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for at least the one year period prior to the date of the submission of the recommendation at least one percent of our company’s total common stock outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Aerohive, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.4(a)(ii) of our Bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our Bylaws.

SEC rules also establish a different deadline for submission of stockholder proposals with respect to matters subject to discretionary voting (the “Discretionary Vote Deadline”). The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year’s Annual Meeting. In addition, assuming a mailing date of April 15, 2015 for this proxy statement, the proxy holders at next year’s Annual Meeting will have similar discretionary authority to vote on any matter that is submitted to our company after March 1, 2016. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2016 Annual Meeting.

Because the Bylaw Deadline is possibly not capable of being determined until we publicly announce the date of our 2016 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2016 Annual Meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: General Counsel, 330 Gibraltar Drive, Sunnyvale, CA 94089. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2016 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our Bylaws is available on our corporate website at www.aerohive.com in the Corporate Governance section of the Investor Relations page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors directs the management of our business affairs. Our Board of Directors currently comprises nine members, seven of whom are independent within the meaning of the New York Stock Exchange (the “NYSE”) and SEC independent director requirements. Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 3, 2015, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Remo Canessa(1)	I	57	Director	2013	2015	2018
Feng Deng(2)	I	51	Director	2006	2015	2018
Changming Liu	I	47	Director and Chief Technology Officer	2006	2015	2018

Continuing Directors
Krishna ‘Kittu’ Kolluri(1)(3)	II	51	Director	2011	2016	—
Frank J. Marshall(3)	II	68	Director	2011	2016	—
Conway ‘Todd’ Rulon-Miller(2)	II	64	Director	2009	2016	—

David K. Flynn	III	51	Director, Chief Executive Officer, President and Chair of Board	2006	2017	—
John Gordon Payne(1)	III	52	Director	2014	2017	—
Christopher J. Schaepe(2)(3)	III	51	Director	2006	2017	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Remo Canessa has served as a member of our Board since September 2013 and serves as chair of our audit committee. Mr. Canessa has been the Chief Financial Officer of Infoblox, Inc., an automated network control company, since October 2004. He previously served as Chief Financial Officer of NetScreen Technologies, from July 2001 until its acquisition by Juniper Networks in April 2004. He holds a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from Santa Clara University.

We believe Mr. Canessa possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and the operational insight and expertise he has accumulated serving as the Chief Financial Officer for large technology companies, including his services to NetScreen Technologies and Infoblox.

Feng Deng has served as a member of our Board since July 2006 and serves on our compensation committee. Mr. Deng has been since December 2005 a managing director of Northern Light Venture Capital, a venture capital firm he co-founded. Mr. Deng previously was a co-founder and served as a director of NetScreen

Technologies. Mr. Deng holds a B.S. and an M.S. in Electrical Engineering from Tsinghua University, an M.S. in Computer Engineering from the University of Southern California and an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe Mr. Deng possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the computer, communication and data networking industries and as a board member of companies in the technology industry, including his service to NetScreen Technologies.

Changming Liu is one of our co-founders and has served as our Chief Technology Officer since January 2007 and as a member of our Board since March 2006. He previously served as our Chief Executive Officer from March 2006 to February 2007. Prior to joining us, Mr. Liu was a Distinguished Engineer at Juniper Networks, which he joined through its acquisition of NetScreen Technologies in April 2004. Mr. Liu holds a B.Sc. in Computer Science from Tsinghua University and an M.S. in Computer and Electrical Engineering from Queen’s University, Ontario Canada.

We believe Mr. Liu possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience as a key architect and technical manager for over 15 years in the data networking industry and the operational insight and expertise he has accumulated as one of our founders and as our Chief Technology Officer.

Continuing Directors

David K. Flynn has served as a member of our Board since July 2006 and as its Chair since July 2013. Mr. Flynn has served as our Chief Executive Officer since July 2007 and as President since November 2007. He previously served as our Interim Chief Executive Officer from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks until 2005. He joined Juniper in April 2004 through its acquisition of NetScreen Technologies, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

We believe Mr. Flynn possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the data networking industry and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Krishna ‘Kittu’ Kolluri has served as a member of our Board since March 2011, and serves on our audit and nominating and corporate governance committees. Mr. Kolluri has been a General Partner of New Enterprise Associates, Inc., a venture capital firm, since January 2006. He previously was Executive Vice President and the General Manager of the Security Products Group at Juniper Networks, which he joined through its acquisition of NetScreen Technologies in April 2004. Mr. Kolluri currently serves as a member of the board of directors of, among others, Cohere Technologies, Inc., a privately held company in the wireless networking industry. He holds a B.Tech. (M.E.) from Indian Institute of Technology, Madras, India, and an M.S. in Operations Research from the State University of New York, Buffalo.

We believe Mr. Kolluri possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience related to information technology and energy technology and as a board member of companies in the technology industry, including his service to Cohere Technologies.

Frank Marshall has served as a member of our Board since March 2011, and serves as chair of our nominating and corporate governance committee. Mr. Marshall is also our lead independent director. Mr. Marshall has been a General Partner of Big Basin Partners since October 2000 and also serves as a director and advisor for several privately held companies. He currently serves as a director of MobileIron, Inc., a developer and provider of security and management software and hardware solutions for mobile apps, content and devices, and previously served as a director at PMC-Sierra, Inc., a semiconductor company, Juniper

Networks and NetScreen Technologies. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from the University of California, Irvine.

We believe Mr. Marshall possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in Internet infrastructure semiconductor solutions and communications services and as a board member of companies in the technology industry, including his services to MobileIron, PMC-Sierra, Juniper Networks and NetScreen Technologies.

Conway ‘Todd’ Rulon-Miller has served as a member of our Board since May 2009 and serves on our compensation committee. Mr. Rulon-Miller has been a partner since January 1998 of Apogee Venture Group, an early stage venture investment and consulting firm he founded. He holds a B.A. in History from Princeton University.

We believe Mr. Rulon-Miller possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and as a board member of companies in the technology industry, including his service to Apogee Venture Group.

John Gordon Payne has served as a member of our Board since March 2014 and serves on our audit committee. Mr. Payne currently serves as the Chief Operating Officer of DocuSign, Inc., an electronic signature and digital transactions management company. He previously was employed with Citrix Systems, Inc., a virtualization, cloud and mobile solutions company, from December 2005 to January 2014, including as Senior Vice President of various divisions. He holds a B.A. in Commercial and Administrative Studies from the University of Western Ontario, Canada, and an M.B.A. from IMD, Lausanne Switzerland.

We believe Mr. Payne possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry, including the operational insight and expertise he has accumulated serving as the Senior Vice President of various divisions for large technology companies.

Christopher J. Schaepe has served as a member of our Board since July 2006 and serves as chair of our compensation committee. Mr. Schaepe is a founding partner of Lightspeed Venture Partners, a venture capital firm. Prior to joining Lightspeed in 2000, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm, which he joined in 2001. Mr. Schaepe holds B.S. and M.S. degrees in Computer Science and Electrical Engineering from Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. He currently serves as a member of the board of directors of Riverbed Technology, Inc., an application and network performance company, and previously served as a member of the board of directors of Fusion-io, Inc., a computer hardware and software systems company.

We believe Mr. Schaepe possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and as a board member of companies in the technology industry, including his services to Riverbed Technology and Fusion-io.

Director Independence

Our common stock is listed on the NYSE, and trades under the symbol “HIVE.” Under NYSE rules, independent directors must comprise a majority of a listed company’s board of directors and a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that Remo Canessa, Feng Deng, Krishna ‘Kittu’ Kolluri, Frank J. Marshall, John Gordon Payne, Conway ‘Todd’ Rulon-Miller and Christopher J. Schaepe, representing seven of our nine directors, were each “independent directors” as defined under the NYSE and SEC requirements, rules and regulations.

With respect to Mr. Rulon-Miller, the Board specifically considered our employment of Mr. Rulon-Miller’s son, Michael Rulon-Miller, who has been regularly employed in our sales organization since December 2014 (and previously provided service to us through an internship program). Michael Rulon-Miller’s employment did not involve payments in excess of $120,000 in fiscal year 2014, and we do not expect payments to Michael Rulon-Miller in excess of $120,000 in fiscal year 2015. The Board has concluded that the employment of Mr. Rulon-Miller’s son was not a material relationship that would impede the exercise of independent judgment by Mr.  Rulon-Miller.

Board Leadership Structure

Mr. Flynn currently serves as both chair of our Board of Directors and as our chief executive officer. Our Board believes that the current Board leadership structure provides effective independent oversight of management while allowing our Board of Directors and management to benefit from Mr. Flynn’s leadership and years of experience as an executive in the data networking industry. Mr. Flynn is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Flynn possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.

Independent directors and management sometimes have different perspectives and roles in strategy development. Accordingly, our Board determined that it would be beneficial to have a lead independent director to, among other things, preside over executive sessions of the independent directors to provide the Board with the benefit of having the perspective of entirely independent directors. Our Board has appointed Frank J. Marshall to serve as our lead independent director. As lead independent director, Mr. Marshall presides over periodic meetings of our independent directors, serves as a liaison between our Chair and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Risk Management

Our executive officers and senior management are responsible for the day-to-day management of risks that we face as a company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In this oversight role, the Board is responsible for satisfying itself that the risk management processes which our management designs and implements are adequate and function as designed. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. For example, the audit committee has the responsibility to consider major financial risk exposures and oversee the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which we undertake risk assessment and management. The audit committee also monitors compliance with legal and regulatory requirements and listing requirements, including the work required for internal audit compliance. Our compensation committee assesses and monitors our compensation policies and programs. Our nominating and corporate governance committee monitors the conduct and effectiveness of our Board and its committees, and adherence to our corporate governance guidelines. Our Board is generally responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Board Meetings and Committees

During 2014, our Board of Directors held 10 meetings (including regularly scheduled and special meetings), and each current director attended at least 75 percent of the aggregate of (i) the total number of meetings our Board held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.

It is the policy of our Board of Directors to regularly have separate meetings for independent directors, without management participating.

We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders. Nonetheless, we encourage our directors to attend.

Our Board has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Messrs. Canessa, Kolluri and Payne, each of whom is a non-employee member of our Board, comprise our audit committee. Mr. Canessa is the chair of the audit committee. Our Board has determined that Mr. Canessa qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the NYSE financial sophistication requirements. Our Board has determined that Messrs. Canessa, Kolluri and Payne satisfy the NYSE and SEC requirements, rules and regulations for independence and financial literacy. We believe that the functioning of our audit committee complies with applicable NYSE and SEC requirements, rules and regulations. The audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;

•	reviewing and approving any proposed related-person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our audit committee operates under a written charter that satisfies NYSE and SEC requirements, rules and regulations. A copy of the charter of our audit committee is available on our website at http://ir.aerohive.com. During 2014, our audit committee held eight meetings and acted by written/electronic consent zero times.

Compensation Committee

Messrs. Deng, Rulon-Miller and Schaepe, each of whom is a non-employee member of our Board, comprise our compensation committee. Mr. Schaepe is the chair of our compensation committee. Our Board has concluded that the composition of our compensation committee meets NYSE and SEC requirements, rules and regulations for independence, as well as under Section 162(m) of the Internal Revenue Code. We believe that the functioning of our compensation committee complies with the NYSE and SEC requirements, rules and regulations. The compensation committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries and incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and

•	preparing the compensation committee report that the SEC requires in our annual proxy statement.

Our compensation committee operates under a written charter that satisfies NYSE and SEC requirements, rules and regulations. A copy of the charter of our compensation committee is available on our website at http://ir.aerohive.com. During 2014, our compensation committee held seven meetings and acted by written/electronic consent four times.

Nominating and Corporate Governance Committee

Messrs. Kolluri, Marshall and Schaepe, each of whom is a non-employee member of our Board, comprise our nominating and corporate governance committee. Mr. Marshall is the chair of our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the NYSE requirements for independence. The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our Board and its committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related-person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates under a written charter that satisfies the NYSE and SEC requirements, rules and regulations. A copy of the charter of our nominating and corporate governance committee is available on our website at http://ir.aerohive.com. Our nominating and corporate governance committee did not meet in 2014 and did not act by written/electronic consent.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our compensation committee or our Board. As described under the sections captioned “Related-Person Transactions,” Northern Light Venture Capital and its affiliated funds, and Lightspeed Venture Partners VII, L.P. each holds as of the record date more than five percent of our outstanding capital stock. Feng Deng and

Christopher J. Schaepe are partners of Northern Light Venture Capital and Lightspeed Venture Partners VII, L.P., respectively, and they are each a member of our Board and our compensation committee.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates stockholders recommend to the Committee in the same manner as candidates other sources recommend. The Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Committee will consider the following:

•	The current size and composition of the Board, the needs of the Board and the respective committees of the Board;

•	Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. The Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that the Committee may consider appropriate.

•	The Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•	Personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills which are complementary to those of the existing Board;

•	Skills which are complimentary to the business objectives and operating initiatives of the company;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If the Committee determines that an additional or replacement director is required, the Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, the Board or management.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider both recommendations and nominations for candidates to the Board from Qualifying Stockholders. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Aerohive and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our company the nominee holds, a description of any arrangement between the stockholder and the nominee, a written statement from the nominee acknowledging that if elected, the nominee will owe a fiduciary duty to the company and our stockholders and providing evidence of the nominating person’s ownership of our common stock.

A stockholder that instead desires to nominate a person directly for election to our Board must meet the deadlines and other requirements set forth in Section 2.4(a)(ii) of our Bylaws and the SEC’s rules and regulations. To be timely, such stockholder’s notice must be delivered to or mailed and received by our General Counsel not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our previous year’s annual meeting of stockholders. For the 2016 Annual Meeting, the notice must be received no earlier than January 31, 2016 and no later than March 1, 2016. However, if the date of the 2016 Annual Meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s Annual Meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which Aerohive first publicly announces the date of the 2016. To be in proper form, a stockholder’s notice must set forth the information required by our Bylaws.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board of Directors or with an individual member of our Board may do so by writing to the Board of Directors or to the particular member of the Board, and by mailing the correspondence to Aerohive. We will forward such stockholder communications to the appropriate member or members of the Board of Directors or, if none is specified, to the chair of our Board.

Our General Counsel, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, will forward such communications to the appropriate member or members of our Board of Directors, or if none is specified, to the chair of our Board.

Delivery of Stockholder Recommendations or Communications

Stockholder recommendations for nominations to the Board of Directors, or otherwise communications to our Board, should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: General Counsel, 330 Gibraltar Drive, Sunnyvale, CA 94089. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder recommendation does not guarantee that it will be included in our 2016 proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://ir.aerohive.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and chief executive and senior financial officers on the same website.

Director Compensation

In conjunction with our IPO in March 2014 (our “IPO”) we implemented a compensation plan for our non-employee directors which provided for fixed cash payments to be made quarterly for service on our Board and its committees. Under the plan, an additional cash payment is available to our non-employee directors who serve as chairs of our Board’s respective committees and to the lead independent director.

The chairs and members of the three standing committees of our Board and our lead independent director are entitled to the following annual cash fees:

Member of the Board	$30,000
Lead Independent Director	$10,000
Chair of Audit Committee	$15,000
Member of Audit Committee (excluding committee chair)	$10,000
Chair of Compensation Committee	$10,000
Member of Compensation Committee (excluding committee chair)	$5,000
Chair of Nominating and Corporate Governance Committee	$7,500
Member of Nominating and Corporate Governance Committee (excluding committee chair)	$5,000

Prior to our IPO we granted stock options for service on our Board to those non-employee directors who were also not affiliated with our original venture fund investors. Under the compensation plan implemented in conjunction with our IPO, all our non-employee directors (including those affiliated with our original venture fund investors), are eligible to receive an initial equity award in the form of restricted stock units (“RSU”) upon their appointment as a director, and an annual RSU award in conjunction with their continuing service as a director.

We also reimburse our directors for expenses associated with attending meetings of our Board and its committees.

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2014, two directors, Mr. Flynn, our president, chief executive officer and chair of our Board, and Mr. Liu, our CTO, were employees. Mr. Flynn’s compensation is discussed in the section titled “Executive Compensation.” Mr. Liu is compensated in conjunction with his employment, but he does not receive any additional compensation for services provided as a director.

The following table provides information regarding cash payments and equity awards made to certain of our non-employee directors earned during the year ended December 31, 2014:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Options Awards($)(3)	Total ($)
Remo Canessa	45,000	162,554		207,554
Feng Deng	28,125	162,554		190,679
Krishna “Kittu” Kolluri	30,938	162,554		193,492
Frank J. Marshall	47,500	162,554		210,054
Paul J. Milbury (4)	28,333	162,554		190,887
Conway “Todd” Rulon-Miller	35,000	162,554		197,554
John Gordon Payne	37,500	0.00	335,671	373,171
Christopher Schaepe	32,813	162,554		195,367

(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect fees earned by the directors pursuant to the Director Compensation Plan previously adopted by our Board.
(2)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	Mr. Milbury resigned from our Board effective as of August 31, 2014 and did not vest as to any shares under this award.

See “Executive Compensation” for information about the compensation of directors who are also our named executive officers.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2014:

	Grant Date	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price Per Share($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares of Units of Stock that have not Vested ($)(2)
Remo Canessa	9/17/2013	20,912	(3)	46,008	(3)	9.58	9/17/2023
	6/18/2014							18,285	$87,768
Feng Deng	6/18/2014							18,285	$87,768
Krishna “Kittu” Kolluri	6/18/2014							18,285	$87,768
Frank J. Marshall	9/14/2011			27,000	(4)	1.68	9/14/2021
	6/18/2014							18,285	$87,768
Paul J. Milbury(5)	—	—		—		—	—	—	—
Conway “Todd” Rulon-Miller	9/19/2012	40,000	(6)	(6)		6.00	9/19/2022
	6/18/2014							18,285	$87,768
John Gordon Payne	3/12/2014			66,920	(7)	10.00	3/12/2024
Christopher Schaepe	6/18/2014							18,285	$87,768

(1)	The amounts in this column represent the shares of common stock underlying the awards of restricted stock units granted on June 18, 2014 under the 2014 Equity Incentive Plan. All of the shares subject to the awards vest in full on the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the Aerohive annual meeting of stockholders following such grant date.
(2)	This amount reflects the fair market value of our common stock of $4.80 per share as of December 31, 2014, multiplied by the amount shown in the column for the Number of Shares or Units of Stock that have Not Vested.
(3)	One-fourth of the shares subject to the option vested on September 13, 2014, and one forty-eighth of the shares vest monthly thereafter subject to continued service through each such date.
(4)	27,000 shares will fully vest on September 14, 2015, subject to continued service through each such date.
(5)	Mr. Milbury resigned as a member of our Board of Directors effective as of August 31, 2014 and he had no option or stock awards outstanding as of December 31, 2014.
(6)	Shares subject to the option vest ratably over forty-eight months beginning on October 19, 2012, subject to service through each such date. The options listed are subject to an early exercise provision and are immediately exercisable. Early exercised options are subject to our repurchase right at the original exercise price, which right lapses pursuant to the option’s vesting schedule.
(7)	One-fourth of the shares subject to the option vested on March 12, 2015, and one forty-eighth of the shares vest monthly thereafter subject to continued service through each such date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently comprises nine members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Remo Canessa, Feng Deng, and Changming Liu as nominees for election at the Annual Meeting as Class I directors. If elected, each of Messrs. Canessa, Deng and Liu will serve as Class I directors until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Canessa, Deng and Liu. We expect that Messrs. Canessa, Deng and Liu will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock as of the record date, but you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

To be approved, the election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN

THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARE RESERVE AND EVERGREEN

We are asking stockholders to approve an amendment to our 2014 Employee Stock Purchase Plan (the “ESPP”) so that we may continue to use the ESPP to assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders. Our ESPP is intended to offer a significant incentive by allowing employees to purchase shares of our common stock (“Shares”). Our Board of Directors adopted, and our stockholders approved, the ESPP prior to our IPO and the ESPP became effective in connection with our IPO in March 2014.

Currently, a maximum of 1,030,681 Shares have been reserved for issuance under the ESPP, which includes an automatic increase in the Share reserve of 230,681 Shares that occurred on the first day of our fiscal year 2015. The ESPP provides for automatic increases in the Share reserve on an annual basis (the “Annual Share Increases”), with the next such increase scheduled to occur on the first day of fiscal year 2016. Each Annual Share Increase is limited to the least of (1) 800,000 Shares, (2) one-half percent of the outstanding Shares on the first day of the applicable fiscal year, or (3) an amount determined by our Board of Directors. As of April 3, 2015, no Shares have been issued since the ESPP became effective in 2014, and 1,030,681 Shares remain available for issuance until additional Shares become available under the next scheduled Share Reserve Increase in fiscal year 2016.

If stockholders approve this amendment to the ESPP, the amended ESPP would (i) increase the number of Shares issuable under it by 2,000,000, bringing the total authorized number of Shares under the ESPP during fiscal year 2015 to 3,030,681 Shares, and (ii) beginning with fiscal year 2016, increase the number of Shares that will become available under the ESPP pursuant to the Annual Share Increase provision so that each Annual Share Increase for our fiscal years 2016 and 2017 will provide for additional Shares equal the least of (1) 1,000,000 Shares, (2) two percent of the outstanding Shares on the first day of the applicable fiscal year, or (3) an amount determined by our Board of Directors. Thereafter, the Annual Share Increase for the remainder of the period the ESPP remains in effect will provide for additional Shares equal the least of (1) 1,000,000 Shares, (2) one percent of the outstanding Shares on the first day of the applicable fiscal year, or (3) an amount determined by our Board of Directors. In addition, if our stockholders approve the amendment, the current 20-year term of the ESPP will be shortened to 10 years. We refer to the increases to the Share reserve, to the Annual Share Increases and to the shortened term under the ESPP as the “Amendment.” We have not made any other material amendments to the ESPP since it became effective in March 2014.

Without stockholder approval of this Amendment, we believe our ability to use the ESPP as a tool to assist us to attract and retain the individuals necessary to drive our performance and increase long-term stockholder value will be limited. We believe that the approval of the Amendment is important to our continued success. If stockholders do not approve the Amendment, the ESPP will continue without any increase in the Share reserve or Annual Share Increases. In that case, the Shares reserved for issuance under the ESPP likely will be insufficient to cover full grants under the ESPP during fiscal year 2015 and each fiscal year thereafter while the ESPP remains in effect, and enrollments under the ESPP likely will need to be reduced annually to eliminate over-enrollment. If the Shares available for issuance under the ESPP run out, it will be more difficult for us to meet the ESPP’s goals of recruiting, retaining and motivating talented employees.

In approving the amendment and making its recommendation that our Board approve amending the ESPP to reserve an additional 2,000,000 Shares for issuance, our compensation committee reviewed (1) current and anticipated employee participation, expected levels of contribution and pricing available under the ESPP to purchase Shares, (2) the period of time the current balance would last based on the number of Shares currently available under the ESPP (which showed that the current Shares available for grant likely would be insufficient for the December 2015 purchase date), and (3) the percent of our common stock outstanding that the initial 2,000,000 Share increase would represent, which was less five percent. Based on these assumptions, and anticipated future stock prices, our compensation committee believes that we should have a sufficient number of Shares to meet our needs under the ESPP for the next several years. However, circumstances could alter this expectation, such as changes in business conditions, our head count or participation levels, and our future stock prices.

Our compensation committee and our Board of Directors have approved the amendment, subject to the approval of our stockholders at the Annual Meeting.

Description of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP as amended is provided as Appendix A to this proxy statement.

Purpose. The purpose of the ESPP is to provide our employees and employees of our subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions or other contributions that we may permit. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). In addition, the ESPP authorizes the grant of options that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by our Board or other committee administering the ESPP that are designed to achieve desired tax or other objectives.

Authorized Shares. Initially, 400,000 Shares were available for sale under the ESPP. As of our IPO in March 2014, such number of shares was adjusted automatically pursuant to the ESPP to equal 800,000 shares. In addition, our ESPP provides for annual increases in the number of Shares available for issuance under the ESPP on the first day of each fiscal year beginning in 2015, equal to the least of:

•	800,000 shares of our common stock;

•	one-half percent of the outstanding shares of our common stock on the first day of such fiscal year; or

•	such other amount as determined by our Board.

If our stockholders approve the Amendment, then the maximum number of Shares available under the ESPP will be equal to 3,030,681 Shares, plus an annual increase in the number of Shares available for issuance under the ESPP on the first day of each fiscal year beginning in 2016 and 2017, equal to the least of:

•	1,000,000 shares of our common stock;

•	two percent of the outstanding shares of our common stock on the first day of such fiscal year; or

•	such other amount as determined by our Board.

The annual increase in the number of Shares for the first day of each fiscal year beginning in 2018 and thereafter would be equal to the least of:

•	1,000,000 shares of our common stock;

•	one percent of the outstanding shares of our common stock on the first day of such fiscal year; or

•	such other amount as determined by our Board.

As of April 3, 2015, no Shares have been issued since the ESPP became effective in 2014, and 1,030,681 Shares remain available for issuance until additional Shares become available under the next Annual Share Increase in fiscal year 2016. As of April 3, 2015, the per share closing price of our common stock as quoted on the NYSE was $4.51.

Plan Administration. Our Board of Directors or a committee appointed by it administers the ESPP (the “Administrator”). The Administrator has full and exclusive discretionary authority to interpret the terms of the ESPP, determine eligibility to participate in the ESPP, adopt rules, procedures and sub-plans for the administration of the ESPP, and designate separate offerings under the ESPP, subject to the conditions of the ESPP.

Eligibility. Our employees, including our executive officers and employees of any of our subsidiaries that are designated by the Administrator to participate in the ESPP, are eligible to participate generally if they are employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under the ESPP if such employee:

•	immediately after the grant would own stock comprising five percent or more of the total combined voting power or value of all classes of our capital stock or of any our subsidiaries; or

•	hold rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock for each calendar year in which an option is outstanding at any time.

As of April 3, 2015, approximately 587 of our employees and our subsidiaries (including six executive officers) were eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the 2014 ESPP.

Offering Periods. Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code. Offering periods under the ESPP are scheduled to start on the first trading day on or after June 1 and December 1 of each year. Currently, the ESPP provides for a 24-month offering period that began on the first trading day on or after December 1, 2014; an immediately following offering period thereafter to begin on the first trading day on or after June 1, 2015, and continue for a period of approximately 18 months; an immediately following offering period thereafter to begin on the first trading day on or after December 1, 2015, and continue for a period of approximately 12 months; and an immediately following offering period thereafter to begin on the first trading day on or after June 1, 2016, and continue for a period of approximately six months. Each purchase period under these offering periods is approximately six months in duration and begins after one exercise date and ends with the next exercise date approximately six months later. Offering periods that commence on or after December 1, 2016, will be for a duration of approximately six months beginning on the first trading day on or after June 1 and December 1 and ending on the first trading day on or after December 1 and June 1 approximately six months later. The Administrator, in its discretion, may modify the terms of future offering periods, provided that no offering period may last more than 27 months. With respect to the current offering period and next three offering periods that commence prior to December 1, 2016, if the fair market value of our common stock on the exercise date is less than the fair market value on the first trading day of the offering period, participants will be withdrawn from the then-current offering period following their purchase of shares on the purchase date and automatically will be enrolled in a new offering period.

Our ESPP also authorizes option grants that do not qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code pursuant to rules, procedures or sub-plans adopted by the Administrator of the ESPP, which will be designed to achieve tax, security laws or other objectives for us and participants in the ESPP.

Our ESPP permits participants to purchase Shares through payroll deductions of up to 20 percent of their eligible compensation, which includes base straight time gross earnings, commissions and payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation and other similar compensation. A participant may purchase a maximum of 5,000 shares during each six-month purchase period. The Administrator may change the maximum number of shares that a participant may purchase in any future offering periods.

Exercise of Purchase Right. Any eligible employee on a specified enrollment date may participate in the ESPP by submitting a properly completed subscription agreement or other procedure determined by the Administrator. Participation in an offering period expires at the end of the offering period or upon termination of employment, whichever is earlier. Shares are purchased at the end of each six-month purchase period or six-month offering period (as applicable) to the extent of the payroll deductions accumulated during such period. The purchase price of the Shares is 85 percent of the lower of the fair market value of our common stock on the first trading day of each offering period or on the exercise date, which is the first trading day on or after June 1 or December 1. The Administrator may determine a different purchase price for future offering periods subject to applicable laws. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase the Shares. Participation ends automatically upon termination of employment with us.

Non-Transferability. A participant may not transfer rights granted under the ESPP. If the Administrator permits the transfer of rights, it may be done only by will, the laws of descent and distribution, or by designation of a beneficiary in the manner provided under the ESPP.

Certain Adjustments. In the event of certain changes in our corporate structure affecting our common stock, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the Administrator will adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each option and the numerical share limits set forth in the ESPP. In the event of our proposed liquidation or dissolution, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction, unless the Administrator otherwise determines. The Administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Merger or Change in Control. In the event of our merger or change in control, as defined under the ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction. The Administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination. Our ESPP will terminate automatically in 2034, unless we terminate it sooner. If our stockholders approve the amendment, the term of the ESPP will be shortened to 10 years, to terminate in 2024 (unless we terminate it sooner). Our Board of Directors has the authority to amend, suspend, or terminate our ESPP subject to the terms of the ESPP.

Number of Shares Purchased by Certain Individuals and Groups

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. In addition, the number of Shares that may be purchased under the ESPP is determined, in part, by the price of our common stock on the first day of each offering period and last day of such offering period or the purchase period, as applicable. Accordingly, the actual number of Shares that may be purchased by any individual is not determinable. The following table sets forth (a) the number of Shares that were purchased during fiscal year 2014 under the ESPP, and (b) the weighted average per Share purchase price paid for such Shares, for each of our named executive officers, all current executive officers as a group, all non-employee directors as a group, and all other employees who participated in the ESPP as a group:

Name of Individual or Identity of Group and Principal Position	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
David K. Flynn	0	0
President and Chief Executive Officer
David Greene	0	0
Senior Vice President, Chief Marketing Officer
Efstathios Papaefstathiou	0	0
Senior Vice President, Engineering
All current executive officers as a group	0	0
All non-employee directors as a group(1)	0	0
All other employees (including all current officers who are not executive officers (as a group))	0	0

(1) Non-employee directors are not eligible to participate in the 2014 ESPP.

U.S. Federal Income Tax Consequences

The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and to our company of the purchase of Shares under the ESPP. This summary does not attempt to describe all possible federal or other tax consequences of such participation or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to our company upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. No participant may purchase Shares under the ESPP at a rate of more than $25,000 of common stock (based on market value on the applicable enrollment date(s)) in any calendar year during which the participating employee is enrolled in the ESPP at any time.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired, or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and our company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual semiannual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15 percent of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Our company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15 percent of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

Our Board of Directors believes that it is in the best interests of our company and our stockholders to continue to provide employees, consultants, and directors with the opportunity to acquire an ownership interest in the company under the ESPP and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

Vote Required

The approval of the amendment to the ESPP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2014 EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE SHARE RESERVE, MODIFY THE EVERGREEN PROVISION AND SHORTEN

THE TERM.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment and restatement of our 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the grant of incentive stock options within the meaning of Section 422 of the Code, to our employees and any of our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants, and our parent and subsidiary corporations’ employees and consultants. In particular, we are seeking stockholder approval of (a) the material terms of the amended and restated 2014 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, or “Section 162(m),” and (b) an increase in the share reserve by an additional 3,000,000 shares of our common stock (“Shares”). Our Board of Directors has adopted the 2014 Plan as amended and restated, subject to the approval of our stockholders at the Annual Meeting of Stockholders, and our Board recommends that stockholders approve the amended and restated 2014 Plan. If our stockholders approve the amended and restated 2014 Plan, it will replace the current version of the 2014 Plan and will continue in effect until 2024, unless earlier terminated by our Board or its compensation committee.

Our Board of Directors adopted, and our stockholders approved, the 2014 Plan prior to our IPO. The 2014 Plan is being amended and restated to allow us to deduct in full for U.S. federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted thereunder. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, generally are excluded from this deductibility limit. We are asking stockholders to approve the material terms of the 2014 Plan as amended and restated, including the eligibility requirements for participating in the amended and restated 2014 Plan, the performance measures upon which specific performance goals applicable to certain awards would be based, the limits on the number of Shares or compensation that could be paid to participants, and the other material terms of the awards described below. This is to enable compensation to qualify as “performance-based” within the meaning of Section 162(m) in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the amended and restated 2014 Plan. Notwithstanding the foregoing, we retain the ability to grant equity awards under the amended and restated 2014 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m). If our stockholders do not approve the amended and restated 2014 Plan, our named executive officers no longer will be able to receive equity awards under it.

Our Board of Directors also amended the 2014 Plan to increase the aggregate number of Shares that may be issued under it. A maximum of 7,106,812 Shares have been reserved for issuance under the 2014 Plan, which includes an automatic increase in the Share reserve of 2,306,812 Shares that occurred on the first day of our fiscal year 2015, plus (1) those Shares reserved but unissued and not subject to awards under our 2006 Global Share Plan, or the 2006 Plan, as of March 27, 2014, and (2) Shares subject to awards granted under our 2006 Plan. Plan that expire or otherwise terminate after March 27, 2014 (provided that the maximum number of Shares that may be added to the 2014 Plan from the 2006 Plan pursuant to (1) and (2) above is 8,520,656 Shares ((1) and (2) together, the “2006 Plan Shares”)). The 2014 Plan also provides for automatic increases in the Share reserve on an annual basis (the “Plan Annual Increases”), with the next such increase scheduled to occur on the first day of fiscal year 2016. Each Plan Annual Increase is currently limited to the least of (1) 4,000,000 Shares, (2) five percent of the outstanding Shares on the last day of the immediately preceding fiscal year, or (3) an amount determined by our Board of Directors. As of April 3, 2015, 3,680,103 Shares have been issued since the 2014 Plan became effective in 2014, and 5,221,178 Shares remain available for issuance until additional Shares become available under the next scheduled Plan Annual Increase in fiscal year 2016 or to the extent additional 2006 Plan Shares become available for issuance).

Our compensation committee and our Board of Directors have approved the amendment and restatement, subject to the approval of our stockholders at the Annual Meeting.

The following is a summary of the material changes to the 2014 Plan, as amended and restated. This comparative summary is qualified in its entirety by reference to the actual text of the amended and restated 2014 Plan, set forth as Appendix B to this proxy statement

•	The 2014 Plan as amended and restated allows for the grant of restricted stock, restricted stock units, performance shares and performance units that may qualify as performance-based compensation within the meaning of Section 162(m). In addition to certain procedural requirements, which are necessary for qualifying the awards as such performance-based compensation, certain limits and performance criteria also have been set forth in the amended and restated 2014 Plan:

•	The amended and restated 2014 Plan includes the following limitations to the number of Shares subject to awards that may be granted to an individual during any fiscal year, which is necessary to allow us to be eligible to receive income tax deductions under Section 162(m) (subject to any adjustment provisions contained in the amended and restated 2014 Plan):

Award Type	Aggregate Per Person Award Limit
Stock options	5,000,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with an award recipient’s initial service as an employee

Stock appreciation rights	5,000,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with an award recipient’s initial service as an employee

Restricted stock	5,000,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with an award recipient’s initial service as an employee

Restricted stock units	5,000,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with an award recipient’s initial service as an employee

Performance shares	5,000,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with an award recipient’s initial service as an employee

Performance units	$10,000,000

•	Specific performance criteria have been added to the amended and restated 2014 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include: revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; new product development; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; sales; total stockholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction; inventory balance; or inventory turnover ratio.

•	The number of Shares that may be issued under the 2014 Plan is increased by an additional 3,000,000 Shares.

We have not amended the 2014 Plan in any other material way since our stockholders approved the 2014 Plan prior to our IPO in March 2014. Without stockholder approval of our amended and restated 2014 Plan, we believe our ability to attract and retain individuals necessary to drive our performance and increase long-term stockholder value will be limited. We believe that the stockholder approval of our amended and restated 2014 Plan is important to our continued success. If stockholders do not approve the amended and restated 2014 Plan, the 2014 Plan will continue without these amendments. In that case, the Shares reserved for issuance under the 2014 Plan may be insufficient to achieve our incentive, recruiting and retention objectives during fiscal year 2015 and each fiscal year thereafter while the 2014 Plan remains in effect. If the Shares available for issuance under the 2014 Plan run out, it will be difficult for us to meet the 2014 Plan’s goals of recruiting, retaining and motivating talented employees and to provide incentives to our key employees aligned with our stockholders’ interests.

In approving the amendment and restatement and recommending to our Board that it approve the amendment and restatement, and specifically, in determining the number of Shares to be added to the total number of Shares reserved for issuance under the amended and restated 2014 Plan, our compensation committee considered the following:

•	Remaining Competitive by Attracting and Retaining Talent. Our compensation committee considered the importance of maintaining an equity incentive program to attract, retain and reward our high-performing employees.

•	Number of Shares Available for Grant Under the 2014 Plan. As of April 3, 2015, 5,221,178 Shares remained available for issuance under the 2014 Plan, plus any Shares subject to outstanding awards granted under our 2006 Global Share Plan if the Shares return to the 2014 Plan in the future according to the 2014 Plan’s terms. As of the same date, 159,860 Shares were subject to outstanding options and 3,520,243 Shares were subject to outstanding restricted stock units granted under the 2014 Plan.

•	Overhang. Overhang measures the potential dilution to which our existing stockholders are exposed due to outstanding equity awards. As of April 3, 2015, we had 5,954,566 Shares subject to outstanding options and 2,632,280 Shares subject to outstanding restricted stock units, which collectively represent approximately 18.42 percent of our outstanding Shares as of April 3, 2015.

•	Historical Grant Practices. For our three fiscal years from 2012 through 2014 we granted the following equity awards in the form of options and restricted stock units.

Annual Share Usage	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2012	Three-Year Average
Stock Options Granted	605,462	3,597,357	3,401,651	2,534,823
Restricted Stock Unites Granted	3,281,243	—	—	1,640,622

Total Options & RSU’s Granted	3,886,705	3,597,357	3,401,651	3,628,571

•	Expected Share Usage. Our compensation committee believes that we should have a sufficient number of Shares to meet our needs for the next several years with the addition of the Shares being requested under this Proposal No. 3. However, circumstances could alter this expectation, such as a change in business conditions, our future stock prices, competitive pressures for attracting and retaining employees, or our company strategy.

Our executive officers and directors have an interest in the approval of the amended and restated 2014 Plan by our stockholders because they would be eligible to receive awards under the amended and restated 2014 Plan. Our Board of Directors and its compensation committee have approved the amended and restated 2014 Plan, subject to the approval of our stockholders at the Annual Meeting.

Description of the 2014 Plan

The following paragraphs provide a summary of the principal features of the amended and restated 2014 Plan and its operation. However, this summary is not a complete description of all of the provisions of the amended and restated 2014 Plan and is qualified in its entirety by the specific language of the amended and restated 2014 Plan. A copy of the 2014 Plan, as amended and restated, is provided as Appendix B to this proxy statement.

Purposes. The purposes of the 2014 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.

Authorized Shares. Initially, 2,000,000 Shares were available for issuance under the 2014 Plan. As of the completion of our IPO in March 2014, the number of Shares automatically increased to equal 4,000,000 Shares, which was at the time the lesser of 10 percent of the number of Shares of our fully diluted common stock and 4,000,000 Shares.

In addition, the Shares reserved for issuance under our 2014 Plan also include (1) those Shares reserved but unissued and not subject to awards under our 2006 Global Share Plan, or the 2006 Plan, as of March 27, 2014, and (2) Shares subject to awards granted under our 2006 Plan that expire or otherwise terminate after March 27, 2014 (provided that the maximum number of Shares that may be added to the 2014 Plan from the 2006 Plan pursuant to (1) and (2) is 8,520,656 Shares) (the “2006 Plan Shares”). Our 2014 Plan also provides for Plan Annual Increases, which provides for an annual increase in the number of Shares available for issuance under the 2014 Plan on the first day of each fiscal year beginning in 2015, in an amount equal to the least of:

•	4,000,000 Shares;

•	five percent of the outstanding Shares on the last day of our immediately preceding fiscal year; or

•	such other amount as our Board determines.

Shares may be authorized, but unissued, or reacquired Shares. Shares issued pursuant to awards under the 2014 Plan that we repurchase or that are forfeited, expire or become unexercisable without having been exercised in full or are surrendered under an exchange program, as well as Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2014 Plan. Only Shares actually issued under a stock appreciation right award will cease to be available under the 2014 Plan. In addition, to the extent that we pay out an award in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2014 Plan.

If our stockholders approve the amended and restated 2014 Plan, then the maximum number of Shares available under the 2014 Plan will be increased by 3,000,000 Shares and will be equal to (z) 10,106,812 Shares plus (y) the 2006 Plan Shares, as discussed above, plus (z) any Shares added under the Plan Annual Increases beginning in 2016.

As of April 3, 2015, 5,221,178 Shares remain available for issuance until additional Shares become available under the next scheduled Share Reserve Increase in fiscal year 2016 or to the extent additional 2006 Plan Shares become available for issuance. As of April 3, 2015, the per share closing price of our common stock as quoted on the NYSE was $4.51.

Plan Administration. Our compensation committee administers our 2014 Plan. To make grants to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), the members of the committee must qualify as “non-employee directors” under Rule 16b-3. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m).

Subject to the provisions of our 2014 Plan, the administrator has the power to determine the award recipients and the terms of the awards, including the exercise price, the number of Shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards, to prescribe rules and to construe and interpret the 2014 Plan and awards granted under the 2014 Plan, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price and different terms. The administrator also has the authority to establish rules and regulations, including sub-plans for satisfying, or qualifying for favorable tax treatment under, applicable laws in jurisdictions outside of the U.S. and to make all other determinations necessary or advisable for administering the 2014 Plan.

Eligibility. We may grant all types of awards to our employees, consultants, and non-employee directors and employees and consultants of our parent or subsidiary corporations. We may grant incentive stock options only to employees who, as of the time of grant, are our employees or of any parent or subsidiary corporation of ours. As of April 3, 2015, we had approximately 587 employees (including six executive officers), seven non-employee directors, and one consultant.

Stock Options. We may grant stock options under our 2014 Plan. Each option is evidenced by an award agreement that specifies the exercise price, the term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2014 Plan. The exercise price of options granted under our 2014 Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the 2014 Plan. The maximum term of an option will be specified in an award agreement, provided that an incentive stock option must have a term not exceeding 10 years. However, with respect to any participant who owns more than 10 percent of the voting power of all classes of our outstanding stock, the term must not exceed five years and the per share exercise price must equal at least 110 percent of the fair market value of a Share on the grant date. Generally, the fair market value of our common stock is the closing sales price on the relevant date as quoted on the NYSE. Options will be exercisable at such times and under such conditions as determined by the administrator and as set forth in the applicable award agreement. We deem an option exercised when we receive notice of exercise and full payment of the Shares to be exercised, together with applicable tax withholdings.

If our stockholders approve the 2014 Plan as amended and restated, then in any fiscal year of ours, no participant may receive options covering an aggregate number of Shares exceeding 5,000,000, provided that the participant may receive options covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Stock Appreciation Rights. We may grant stock appreciation rights under our 2014 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Each stock appreciation right is evidenced by an award agreement that specifies the exercise price, the term of the award, and other terms and conditions as determined by the administrator, subject to the terms of the 2014 Plan. The per Share exercise price for the Shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100 percent of the fair market value per Share on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the administrator and set forth in the applicable award agreement. At the discretion of the administrator, the payment upon exercise of stock appreciation right may be paid in cash or with Shares, or a combination of both.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive stock appreciation rights covering an aggregate number of Shares exceeding 5,000,000, provided that the participant may receive stock appreciation rights covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Restricted Stock. We may grant restricted stock under our 2014 Plan. Restricted stock awards are grants of Shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2014 Plan.

Restricted stock award may (but are not required to) be subject to vesting conditions, as the administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such Shares upon grant without regard to vesting, unless the administrator provides otherwise. Such dividends and other distributions, if any, will be subject to the same restrictions as the Shares of restricted stock on which they were paid. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. Unless otherwise determined by the administrator, a participant will forfeit any Shares of restricted stock as to which the restriction have not lapsed prior to the participant’s termination of service.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive restricted stock intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 5,000,000, provided that the participant may receive restricted stock covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Restricted Stock Units. We may grant restricted stock units under our 2014 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one Share. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2014 Plan. Restricted stock units result in a payment to a participant if the performance goals or other vesting criteria are achieved or the awards otherwise vest. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash, or a combination of both.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive restricted stock units intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 5,000,000, provided that the participant may receive restricted stock units covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Performance Units and Performance Shares. We may grant performance units and performance shares may be granted under our 2014 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or shares (as applicable), the vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2014 Plan. The administrator will establish prior to the date of grant an initial dollar value for each performance unit. Each performance share will have an initial value equal to the fair market value of a Share on the date of grant. The administrator will establish performance goals or other vesting criteria (which may include continued service) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out. After the grant of performance units or performance shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares, or in some combination of both.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive performance units intended to qualify as performance-based compensation under Section 162(m) with an aggregate initial value exceeding $10,000,000 or performance shares intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 5,000,000, provided that the participant may receive performance shares covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Performance Goals. If our stockholders approve the 2014 Plan as amended and restated, awards granted under the 2014 Plan that the administrator determines are intended to qualify as performance-based compensation under Section 162(m) will be granted in accordance with additional terms set forth in the 2014 Plan.

The administrator in its discretion may make performance goals applicable to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the administrator desires that an award of restricted stock, restricted stock units, performance shares or performance units under the 2014 Plan qualify as performance-based compensation under Section 162(m), then the award may be made subject to the attainment of performance goal(s) relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; new product development; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; sales; total stockholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction; inventory balance; or inventory turnover ratio.

The performance goal(s) may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals, against the performance of the company as a whole or a segment of the company, in relative terms, on a per-share or per-capita basis, and/or on a pre-tax or after-tax basis. Prior to the latest date that would meet the requirements under Section 162(m), the administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. In all other respects, performance goals will be calculated in accordance with our financial statements, generally accepted accounting principles (“GAAP”), or under a methodology established by the administrator prior to the issuance of the award.

Notwithstanding any other terms of the 2014 Plan, if we intend an award granted to a participant to qualify as performance-based compensation under Section 162(m), then in determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator deems relevant to the assessment of individual or corporate performance for the performance period. A participant may receive payment under such an award only if the performance goals for the performance period are achieved (unless otherwise permitted by Section 162(m) and determined by the administrator).

Non-Employee Director Award Limits. Our 2014 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2014 Plan. However, in any fiscal year, a non-employee director may be granted cash-settled equity awards with an aggregate grant date fair value of no more than $500,000, increased to $1,000,000 in connection with his or her initial service. Further, in any fiscal year, a non-employee director may be granted stock-settled equity awards with an aggregate grant date fair value of no more than $500,000, increased to $1,000,000 in connection with his or her initial service.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2014 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Death or Disability. Unless determined otherwise by the administrator, for participants having been employed on a full-time basis by or providing services to us as a director for more than one year, vesting of an award will accelerate in full if such participant terminates service with us due to death or permanent disability.

Certain Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or our other securities, or other change in our corporate structure affecting Shares, then in order to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2014 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2014 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the completion of such proposed transaction.

Merger or Change in Control. Our 2014 Plan provides that in the event of a merger or change in control, as defined in the 2014 Plan, each outstanding award will be treated as the administrator determines, including that each award be assumed or substituted by the successor corporation or its parent or subsidiary for an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100 percent of target levels, and the awards will become fully exercisable. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant that such award will be exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period. With respect to equity awards granted to a non-employee director that are assumed or substituted, if the non-employee director’s status as our director or the director of the successor corporation terminates other than due to a voluntary resignation, then his or her awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100 percent of target levels, and the awards will become fully exercisable.

Plan Amendment; Termination. The administrator has the authority to amend, suspend, or terminate the 2014 Plan provided such action does not impair the existing rights of any participant unless mutually agreed in writing. Our 2014 Plan will terminate automatically in 2024, unless we terminate it sooner.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the 2014 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (1) the aggregate number of Shares subject to options granted under the 2014 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (2) the average per Share exercise price of such options; and (3) the aggregate number of restricted stock units granted under the 2014 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

2014 Equity Incentive Plan

Name of Individual or Identity of Group and Principal Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Restricted Stock Units Granted	Dollar Value of Award(s) ($) (1)
David K. Flynn	0	0	120,000	1,000,800
President and Chief Executive Officer
David Greene	0	0	100,000	834,000
Senior Vice President, Chief Marketing Officer
Efstathios Papaefstathiou	0	0	160,000	1,334,400
Senior Vice President, Engineering
All current executive officers as a group	0	0	560,000	4,670,400
All non-employee directors as a group	66,920	10.00	127,995	1,137,876
All other employees (including all current officers who are not executive officers (as a group)	535,542	10.32	2,593,248	17,689,651

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2014 Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock. Restricted Stock Units, Performance Awards and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plans with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20 percent tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2014 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than stock options and stock appreciation rights, and establishing performance criteria that must be met before the award actually will vest or be paid. The 2014 Plan as amended and restated has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2014 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

Our Board of Directors believes that it is in the best interests of our company and our stockholders to continue to provide employees, consultants, and directors with the opportunity to acquire an ownership interest in the company through the grant of equity awards under the amended and restated 2014 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

Vote Required

The approval of the amended and restated 2014 Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN TO MODIFY TERMS RELATING TO PERFORMANCE-BASED AWARDS AND INCREASE THE SHARE RESERVE.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2015. Deloitte also served as our independent registered public accounting firm for our fiscal year ended December 31, 2014.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Stockholder ratification of the appointment of Deloitte is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2015 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2013 and 2014, respectively.

	2013	2014
Audit Fees (1)	$763,000	$969,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	110,068	115,253
All Other Fees (4)	1,281,690	356,300

	$2,154,758	$1,440,553

(1)	“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees and expenses billed for professional services rendered by Deloitte in connection with our Form S-1 registration statements related to our IPO in March 2014.

Auditor Independence

In 2014, there were no other professional services provided by Deloitte that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte for our fiscal years ended December 31, 2013 and 2014 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR

ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Aerohive Networks, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP, or Deloitte, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Remo Canessa (Chair)
Krishna ‘Kittu’ Kolluri
John Gordon Payne

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 6, 2015. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
David K. Flynn	51	President, Chief Executive Officer and Chair of the Board
Gordon C. Brooks	53	Senior Vice President, Chief Financial Officer
David Greene	49	Senior Vice President, Chief Marketing Officer
Raphael Gernez	52	Senior Vice President, Operations
Efstathios Papaefstathiou	47	Senior Vice President, Engineering
Thomas J. Wilburn	57	Senior Vice President, Worldwide Sales
Steve Debenham	53	Vice President, General Counsel and Secretary

David K. Flynn has served as our Chief Executive Officer since July 2007, as President since November 2007, as a member of our Board since July 2006 and as its chair since July 2013. He previously served as our interim Chief Executive Officer from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks, Inc., or Juniper Networks, an IP network solutions company, until 2005. He joined Juniper Networks in April 2004 through its acquisition of NetScreen Technologies, Inc., or NetScreen Technologies, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

Gordon C. Brooks has served as our Senior Vice President, Chief Financial Officer, or CFO, since January 2013. Prior to joining us, Mr. Brooks served as a consultant to private companies from June 2012 through December 2012. Previously, Mr. Brooks served as Senior Vice President and Chief Financial Officer from September 2009 until May 2012 at Blue Coat Systems, Inc., an internet security firm acquired by Thoma Bravo, LLC, a private equity firm. From May 2009 to August 2009, he served as Vice President, Corporate Finance, for VMware, Inc., a software company. From August 2008 through April 2009, Mr. Brooks served as Chief Financial Officer of Spikesource, Inc., a software certification company. He was with BEA Systems, Inc., an enterprise infrastructure software company acquired by Oracle Corporation, from January 2000 to February 2008, where he held various finance positions, most recently as Senior Vice President of Finance and Corporate Controller. Mr. Brooks holds a Bachelor of Music in Piano Performance from Notre Dame de Namur University and Master of Accounting from the University of Southern California.

David Greene has served as our Senior Vice President, Chief Marketing Officer, since September 2013. Prior to joining us, Mr. Greene served as Chief Marketing Officer at Riverbed Technology, Inc., an application and network performance company from March 2012 to September 2013. From January 2008 to February 2012, he served as Vice President of Worldwide Marketing and from July 2006 to December 2007 as Vice President of Enterprise Solutions Marketing, at BMC Software, Inc., an IT management solutions company. From October 2002 to June 2006, Mr. Greene served as Vice President of Marketing and Professional Services at Active Reasoning, Inc., an IT controls automation software company acquired by Oracle Corporation. Mr. Greene holds an A.B. in Architecture and an A.B. in Computer Science from the University of California, Berkeley.

Raphael Gernez has served as our Senior Vice President, Operations, since February 2015, and our Vice President, Operations since July 2012. From 2010 to 2011, Mr. Gernez served as Vice President, Global Sourcing and Purchasing, with Sun Power Corporation, a manufacturer of solar modules, and from 2008 to 2009, he served as Vice President, Supply Chain, with Plastic Logic, a manufacturer of flat panel and e-reader technology. Previously, Mr. Gernez spent 19 years at Hewlett-Packard where he held various positions, including General Manager of the flat panel global business unit. Mr. Gernez holds an M.S. in Mechanical Engineering (Design and Manufacturing) from Ecole Centrale in Nantes, France.

Efstathios Papaefstathiou has served as our Senior Vice President, Engineering, since August 2014. Prior to joining us, Mr. Papaefstathiou served as Vice President of Product Development - Cloud Technology with F5 Networks, an application delivery controller company from January 2012 through May 2014. Previously, Mr. Papaefstathiou held a number of technical and senior management positions at Microsoft Corporation from August 1999 through December 2011 in the areas of distributed operating systems, data center automation, and robotics, specifically as General Manager from February 2008 through December 2011 and Software Architect from March 2006 through February 2008. Mr. Papaefstathiou holds a Doctor of Philosophy in Computer Science from the University of Warwick, United Kingdom, and a B.Sc. in Computer Science from North College, Greece.

Thomas J. Wilburn has served as our Senior Vice President, Worldwide Sales, since April 2015. Prior to joining us, Mr. Wilburn held a number of senior management positions with Cisco Systems, most recently from April 2013 through October 2015, as its Vice President, Global Enterprise Network Sales. He joined Cisco Systems in March 2005 through its acquisition of Airspace, a controller-based wireless LAN company, where he served from June 2004 as its Vice President, Worldwide Sales. Mr. Wilburn also served from December 2000 to June 2004 as Senior Vice President, for the North American Enterprise Business of Alcatel, an IP networking and telephony company. Mr. Wilburn joined Alcatel in March 1999 through its acquisition of Xylan, a switching company, where he served from January 1996 as its Vice President, North American Sales. Mr. Wilburn holds a B.A. degree in Economics from the College of William and Mary.

Steve Debenham has served as our Vice President, General Counsel and Secretary, since December 2012. Prior to joining us, Mr. Debenham served as Vice President, Corporate Development, General Counsel and Secretary at Silicor Materials Inc., a manufacturer of solar-grade silicon and aluminum products, from August 2010 to December 2012. From September 2009 to December 2012, he provided advisory services and legal counsel to several privately held companies. From September 2003 to September 2009, Mr. Debenham served as Vice President, General Counsel and Secretary at Asyst Technologies, Inc., a semiconductor equipment manufacturer. In April 2009, Asyst Technologies filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Debenham holds an A.B. in History from Stanford University and a J.D. from the University of California, Hastings College of Law.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Compensation and Compensation Philosophy regarding our Named Executives

Aerohive seeks to attract and retain talented executives with the skills, motivation and demonstrated leadership we feel is needed for our long-term success. Our executive compensation programs are designed to provide appropriate incentives based on our company’s growth, achievement of corporate objectives as well as individual initiatives, and specific contributions by individual executive officers, closely linking performance with pay. Within this overall philosophy, our compensation committee uses the following objectives when determining the compensation programs, practices and packages offered to our executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation:

•	motivate our executive officers to achieve quantitative financial and non-financial objectives and create a meaningful link between achievement of these performance objectives and individual executive compensation;

•	align the financial interests of our executive officers with those of our stockholders by providing significant equity-based incentives, while considering both stockholder dilution and stock-based compensation expense; and

•	offer a total compensation package that is comparable to other similarly sized public technology companies to attract and retain top talent.

For our fiscal year 2014, compensation of our executive officers consisted of base salary, incentive awards (including those earned through the executive bonus plan, discussed below) and equity awards. We intend to use this framework for executive compensation in our fiscal year 2015 as well.

Generally, our compensation committee targets base salary, incentive bonus and equity compensation of our executives at a percentile of a peer group of companies with whom the committee determined we compete for key executives. However, our compensation committee does not have a pre-established policy or target for the allocation between long-term and short-term incentive compensation or between cash and non-cash compensation. Instead, the committee considers the balance between rewarding executive officers for achievement of short-term operating objectives while also appropriately motivating them to strive to achieve longer-term goals, such as revenue growth and a path toward sustained profitability. The committee similarly grants equity awards to both be competitive with the job market and to provide appropriate incentives to our executive officers. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent and to assure that we are able to retain our key executives. Following our IPO in March 2014, the committee targeted base salary, incentive bonus and equity compensation of our executives as a group for our fiscal year 2014 at the 25th percentile of a peer group of companies and for our fiscal year 2015 the committee is targeting compensation at the 50th percentile. For our fiscal year 2015, our compensation committee targeted base salary, incentive bonus and equity compensation of our chief executive officer at between the 25th and 50th percentile of peer companies.

We refer to the individuals who served during our fiscal year 2014 as Chief Executive Officer, Senior Vice President, Marketing and Senior Vice President, Engineering, as the “named executive officers.” They are:

•	David K. Flynn, our President and Chief Executive Officer (our “CEO”),

•	David Greene, our Senior Vice President, Marketing, and

•	Efstathios Papaefstathiou, our Senior Vice President, Engineering.

Our compensation committee determines the compensation of our executive officers. Each committee member – its chair, Christopher Schaepe and members Feng Deng and Conway “Todd” Rulon-Miller – qualified under NYSE and SEC requirements, rules and regulations as an “independent” and “non-employee” director,” as well as an “outside director” under Section 162(m) of the Internal Revenue Code.

The committee has adopted a written charter which our Board of Directors approved, a copy of which is available on our corporate website at www.aerohive.com in the Corporate Governance section of the Investor Relations page. The compensation committee reviews its charter annually. As provided in the charter, the committee oversees our compensation policies, plans and benefits programs, reviews and approves the compensation of our CEO and other executive officers, and administers our equity compensation and incentive plans.

In carrying out its responsibilities, the committee engages outside consultants and/or consults with our Human Resources department, as it determines to be appropriate. When engaging compensation consultants and advisors, the committee has considered the independence of such consultants, including the following factors:

•	other services the consultant provided to our company;

•	the amount of fees paid by our company to the consultant (including as a percentage of the consultant’s total revenue);

•	the consultant’s policies and procedures to prevent conflicts of interest;

•	business or personal relationship between the consultant and any member of the compensation committee;

•	our stock which the consultant may own; and

•	any business or personal relationship between the consultant and any of our executive officers.

The committee also reviews comparative market data provided by management and by the consultant, as well as experience and knowledge of committee members regarding compensation matters and our general compensation philosophy and goals. The compensation committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. For example, at the invitation of the compensation committee, one or more of the following individuals attended compensation committee meetings during our fiscal year 2014: our CEO, our General Counsel, our Senior Director of Human Resources, and/or a representative from Compensia, our outside compensation consultant in 2014. However, during our fiscal year 2014 our executive officers were not present during, and did not participate in, deliberations or decisions involving their own compensation.

Our compensation committee expects that it will continue to meet at least quarterly during our fiscal year 2015, to grant any equity awards, review our equity award granting plans as recommended by management, to discuss pertinent compensation-related issues as necessary and appropriate, and to review and evaluate annually the compensation of our executive officers.

As part of reviewing the compensation of our executive officers, the committee meets with our CEO to obtain recommendations with respect to executive compensation policies, practices and packages (other than for himself). The compensation committee considers, but is not bound by and does not always accept, his recommendations for the other executive officers.

Role of Compensation Consultant

During our fiscal year 2014, the compensation committee retained Compensia as its outside compensation consultant reporting directly to the committee’s chair. As provided in its charter, the compensation committee has the sole authority to hire, oversee and terminate Compensia, as well as Compensia’s terms of the engagement. Committee members had direct access to Compensia without going through management and Compensia provided no services to our company other than those it provides to the compensation committee or in conjunction with committee initiatives.

As noted above, applicable NYSE and SEC requirements, rules and regulations identify six independence-related factors against which work of a compensation consultant should be measured to determine whether the consultant is independent and its engagement raises any conflict of interest. In conjunction with its engagement, Compensia confirmed for our compensation committee its independence, taking into account these specific factors. Compensia attended meetings during 2014 at the committee’s invitation, and their duties included providing relevant market and industry data and analysis, as well as preparing analyses and recommendations for committee meetings. In fulfilling these duties, Compensia met with our CEO, General Counsel and Senior Director, Human Resources. Compensia also provided competitive market data to review our executive compensation programs for 2014, identified trends in executive compensation and made recommendations as to appropriate levels of compensation for our fiscal year 2014. Our compensation committee exercised discretion in setting actual compensation levels, but considered Compensia’s recommendations and market data.

Compensia surveyed technology companies and their published pay practices (as well as unpublished data available to Compensia) for employees with experience and education levels similar to our employees, with particular focus on companies based in the San Francisco Bay Area/Silicon Valley where our headquarters are located. The peer group companies Compensia considered and reflected in its analyses and recommendations to the compensation committee included:

8x8	E2open	Marin Software	BroadSoft	Infoblox	RingCentral
A10 Networks	Gigamon	MobileIron	CalAmp	Jive Software	Silver Spring Networks
Boingo Wireless	Imperva	Qualys	Sonus Networks	SPS Commerce	Vocera Communications

Beginning with our fiscal year 2015, the compensation committee engaged Radford as its compensation consultant.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, during fiscal years ended December 31, 2013 and 2014, respectively, for each of our current named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation		Total ($)
David K. Flynn President and Chief Executive Officer	2013 2014	275,000 300,000	(5)	— 12,000	— 1,000,800	(2)	1,705,170 —	100,000 164,245	(4) (6)	— —		2,080,170 1,477,045
David Greene Senior Vice President, Chief Marketing Officer	2013 2014	72,917 250,000	(7)	— 12,000	— 834,000	(2)	1,631,342 —	13,358 82,903	(4) (6)	— —		1,717,617 1,178,903
Efstathios Papaefstathiou	2014	87,179	(8)	—	1,334,400	(9)	—	35,504	(6)	54,697	(10)	1,511,781
Senior Vice President, Engineering

(1)	The amounts in the “Bonus” column represent discretionary bonuses approved by the compensation committee and paid in recognition of our successful IPO in March 2014.
(2)	The amounts in the “Stock Awards” column represent the aggregate fair market value of RSUs granted in the fiscal year ended December 31, 2014 and calculated in accordance with ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our annual report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column represent the shares of our common stock underlying the RSUs which shall vest in equal quarterly installments over two years commencing on September 17, 2014, subject to continued service through each relevant vesting date.
(3)	The amounts in the ‘‘Option Awards’’ column reflect the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our annual report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	The amount represents payments earned in 2013 on the achievement of performance objectives, as discussed under the section titled “Bonus and Non-Equity Incentive Plan Compensation.”
(5)	Mr. Flynn received an increase to his base salary from $275,000 to $300,000, effective as of January 1, 2014.
(6)	The amount represents payments earned in 2014 on the achievement of performance objectives, as discussed under the section titled “Bonus and Non-Equity Incentive Plan Compensation.”
(7)	Mr. Greene joined us in September 2013 and received a prorated base salary in 2013 based on an annual base salary of $250,000.
(8)	Mr. Papaefstathiou joined us in August 2014 and received a prorated base salary in 2014 based on an annual base salary of $250,000.
(9)	The amounts in the “Stock Awards” column represent the aggregate fair market value of RSUs granted in the fiscal year ended December 31, 2014 and calculated in accordance with ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our annual report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column represent the shares of our common stock underlying the RSUs. 25 percent of the shares will vest as of September 1, 2015, with the remaining shares vesting in equal quarterly installments thereafter (as of December 1, March 1, June 1 and September 1 of each year) through September 1, 2018, subject to continued service through each such date.
(10)	Amounts reported in the “All Other Compensation” column represent reimbursement for commuting and relocation expenses and housing allowances.

Employment Agreements for Named Executive Officers

David K. Flynn

We entered into an offer letter with Mr. Flynn dated January 16, 2007. Currently, Mr. Flynn is entitled to receive $320,000 in annual base salary and is eligible for an incentive bonus at a target of $320,000 for our fiscal year 2015. For our fiscal year 2014, his annual base salary was $300,000 and his incentive bonus target was $200,000. In 2014, we also awarded Mr. Flynn a one-time bonus payment of $12,000, recognizing his efforts to conclude our recent IPO. Mr. Flynn is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

In 2014, we awarded Mr. Flynn a restricted stock unit award representing the contingent right to receive, following vesting, 120,000 shares of our common stock, vesting in 8 equal quarterly installments from December 1, 2014 through September 1, 2016. The stock award was granted under our 2014 Equity Incentive Plan.

Certain vesting acceleration provisions are set forth in Mr. Flynn’s Separation and Change in Control Severance Agreement, as described further below.

David Greene

We entered into an offer letter with Mr. Greene on August 20, 2013. Mr. Greene’s current base salary is $260,000 and current target annual bonus opportunity is 50 percent of his current base salary. For our fiscal year 2014, his annual base salary was $250,000. His incentive bonus target was equal to 25 percent of his base salary during our first and second fiscal quarters, which increased to 50 percent of his base salary beginning with our third fiscal quarter. We also awarded Mr. Greene a one-time bonus payment of $12,000 in 2014, recognizing his efforts to conclude our recent IPO. Mr. Greene is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

In 2014, we awarded Mr. Greene a restricted stock unit award representing the contingent right to receive, following vesting, 100,000 shares of our common stock, vesting in 8 equal quarterly installments from December 1, 2014 through September 1, 2016. The stock award was granted under our 2014 Equity Incentive Plan.

Certain vesting acceleration provisions set forth in the offer letter have been superseded by Mr. Greene’s Separation and Change in Control Severance Agreement, as described further below.

Efstathios Papaefstathiou

We entered into an offer letter with Mr. Papaefstathiou on June 25, 2014. Mr. Papaefstathiou’s current base salary is $260,000 and current target annual bonus opportunity is 50 percent of his current base salary. During his period of employment in 2014, Mr. Papaefstathiou’s annual base salary was $250,000 and his incentive bonus target was equal to 50 percent of his base salary. Mr. Papaefstathiou is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Pursuant to the offer letter, Mr. Papaefstathiou received a restricted stock unit award representing the contingent right to receive, following vesting, 160,000 shares of our common stock. The award was granted under our 2014 Equity Incentive Plan and 25 percent of the shares will vest as of September 1, 2015, with the remaining shares vesting in equal quarterly installments thereafter (as of December 1, March 1, June 1 and September 1 of each year) through September 1, 2018. We also provided Mr. Papaefstathiou, pursuant to his offer letter, $25,000 in relocation assistance to cover direct, out-of-pocket expenses arising from his family’s move to Silicon Valley to accept and commence employment with Aerohive. We also agreed in Mr. Papaefstathiou’s offer letter to reimburse him for third-party re-location expenses during the initial period of his employment, including commuting expenses from his home in Seattle, Washington to our offices in Sunnyvale, California, and rent reimbursement for a local apartment. We did not “gross up” these payments to Mr. Papaefstathiou in the event they are deemed income to him.

Certain vesting acceleration provisions set forth in the offer letter have been superseded by Mr.  Papaefstathiou’s Separation and Change in Control Severance Agreement, as described further below.

Change of Control and Severance Agreements for Named Executive Officers

We previously entered into Separation and Change in Control Severance Agreements, or the “Severance Agreements” with Messrs. Flynn, Greene and Papaefstathiou. The Severance Agreements supersede any prior severance arrangements relating to acceleration of stock options, including as described in respective offer letters. The Severance Agreement for Messrs. Flynn and Greene became effective on October 1, 2013 and for Mr. Papaefstathiou on August 18, 2014. As amended on December 10, 2014, the term of each agreement was extended to December 31, 2016, which term will automatically be extended thereafter for successive one-year periods (unless at least 90 days prior to expiration of the then-current term, either party to the agreement provides written notice to the other of non-renewal). Under the original terms of the respective agreements the term is also further extended automatically for one year following a Change in Control (as defined below) or, if severance benefits are triggered under the Severance Agreement, the Severance Agreement will remain effective until all obligations have been satisfied under the Severance Agreement.

Each Severance Agreement provides that if (x) we terminate the employee’s employment with us without Cause (as defined below) and not due to the employee’s death or disability, or (y) with respect to Mr. Flynn, if Mr. Flynn terminates his employment for Good Reason (as defined below), and in each case, the termination does not occur during the period beginning 30 days prior to and ending 12 months following a Change in Control, the employee will receive the following severance: (i) a lump sum cash payment equal to nine months (in the case of Mr. Flynn) or six months (in the case of Messrs. Greene and Papaefstathiou) of the employee’s base salary then in-effect, and (ii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to nine months (in the case of Mr. Flynn) or six months (in the case of Messrs. Greene and Papaefstathiou), provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide reimbursements to the employee. In order to receive the severance, the employee must first sign and not revoke a release of claims in our favor.

Notwithstanding the foregoing, Mr. Papaefstathiou’s Severance Agreement provides that if we terminate his employment during his first year of employment without Cause (excluding death or Disability), and other than in connection with a Change of Control, his Severance Agreement, Mr. Papaefstathiou will receive (i) a lump sum cash payment equal to three months of his base salary then in-effect, and (ii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to three months.

Each Severance Agreement further provides that if (x) we terminate the employee’s employment with us without Cause and not due to the employee’s death or disability, or (y) the employee terminates his employment for Good Reason, and in each case the termination occurs during the period beginning 30 days prior to and ending 12 months following a Change in Control, then in lieu of the severance benefits described above, the employee will receive the following severance: (i) a lump sum severance payment equal to 12 months (in the case of Mr. Flynn) or nine months (in the case of Messrs. Greene and Papaefstathiou) of the employee’s base salary in-effect immediately prior to the Change in Control or employment termination, whichever is greater, plus an amount equal to 100 percent (in the case of Mr. Flynn) or 75 percent (in the case of Messrs. Greene and Papaefstathiou) of the greater of (a) the employee’s most recent actual bonus or (b) the employee’s then-target annual bonus, (ii) a lump sum severance payment equal to 100 percent (in the case of Mr. Flynn) or 75 percent (in the case of Messrs. Greene and Papaefstathiou) of the greater of (a) the employee’s most recent actual annual bonus or (b) the employee’s then-target annual bonus, in each case prorated for partial year of service for the year in which the employment termination occurs, (iii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to 12 months (in the case of Mr. Flynn) or nine months (in the case of Messrs. Greene and Papaefstathiou), provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide reimbursements to the employee, (iv) 100 percent vesting of any equity awards outstanding as of the date of employment termination, with any performance-based awards deemed achieved at 100 percent of the applicable target levels, and (iv) stock options and stock appreciation rights outstanding as of the employment termination date will have a post-termination exercisability period that ends on the later of (a) the date 12 months following the employment termination date, or (b) the date 90 days following the lapse of any underwriter lock-up period or insider trading black-out period in effect on the employment termination date, provided that no award may be exercised after expiration of the award’s maximum term.

Each Severance Agreement provides that in order to receive the foregoing severance and benefits, the employee must first sign and not revoke a release of claims in our favor. Each Severance Agreement also provides that if the severance benefits provided in the Severance Agreement or otherwise payable to the employee would constitute “parachute payments” that would subject the employee to any excise tax under the golden parachute rules under the Internal Revenue Code, the severance benefits will either be delivered in full or delivered to a lesser extent so as not to be subject to the excise tax, whichever of the foregoing amounts would provide the employee the greater amount of severance benefits on an after-tax basis.

As defined in the Severance Agreements, “Cause” generally means (i) engaging in misconduct that is demonstrably and materially injurious to us, or the commission of any act of fraud, misappropriation, or any other intentional, wrongful or unlawful act by the employee, including, without limitation, any intentional, wrongful or unlawful act of deceit, dishonesty, insubordination or other acts of moral turpitude, in connection with the employee’s employment with us; (ii) the employee’s conviction of, or plea of guilty or no contest to, a crime involving moral turpitude, or any felony (whether or not subject to an appeal); (iii) an intentional, wrongful or unlawful breach by the employee of any fiduciary duty which the employee owes to us; (iv) commission of any acts of gross negligence or willful misconduct in connection with the employee’s employment with us; (v) willful or continued breach of a fiduciary duty or other duty or obligation under our then-existing code of business conduct; (vi) violation of a federal or state law or regulation applicable to our business, which violation has or is likely to be injurious to us in the reasonable determination of our Board; (vii) any act of personal dishonesty taken by the employee in connection with the employee’s responsibilities as an employee which results in the employee’s substantial personal enrichment, (viii) the employee’s criminal charge of a felony which our Board reasonably determines has had or will have a material detrimental effect on our reputation or business; or (ix) a willful act by the employee that constitutes (A) a material breach of a material provision of any agreement between the employee and us, including the Severance Agreement or accompanying agreements, or (B) the employee’s willful or continued failure to perform the employee’s duties or obligations as an employee, or (C) a material failure by the employee to comply with our written policies or rules of employment in good standing, in each case under this clause if such breach or failure has not been or, in the determination of our Board, cannot be cured within 30 days after written notification to the employee of such breach or failure.

As defined in the Severance Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in the ownership of our company, which will be deemed to occur on the date that any one person, or more than one person acting as a group, a Person, acquires ownership of our stock that, together with the stock held by such Person, constitutes more than 50 percent of the total voting power of our stock; provided that a Change in Control will not include any transaction or series of related transactions principally for bona fide equity or project financing purposes in which cash we receive or any successor receives, or of our indebtedness is cancelled or converted or a combination thereof occurs; or (ii) if we have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of our company, which will be deemed to occur on the date that a majority of members of our Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election (for purposes of this clause (ii), if any Person is considered to be in effective control of our company, the acquisition of additional control of our company by the same Person will not be considered a Change in Control); or (iii) a change in the ownership, or transfer by exclusive license, of a substantial portion of our company’s assets, or change in the ownership, or transfer by exclusive license, of all or substantially all of the assets of a subsidiary of ours, which if held directly by our company would constitute all or substantially all of our company’s assets, which will be deemed to occur on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from our company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of our company immediately prior to such acquisition or acquisitions. Persons will be considered to be acting as a group if they are owners of a corporation or investment entity or partnership that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us. However, a transaction will not be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Internal Revenue Code Section 409A, or if (a) its sole purpose is to change the jurisdiction of our incorporation, or (b) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

As defined in the Severance Agreements, “Good Reason” generally means the employee’s voluntary termination of employment with us within 90 days following the expiration of any cure period available to us, following one or more of the following occurring without the employee’s prior written consent: (i) a material reduction of the employee’s duties, authority, or responsibilities, relative to his duties, authority, or responsibilities as in effect immediately prior to such reduction, provided, that if, following a Change in Control, the employee remains in the same function in a division or subsidiary of the acquirer comprising substantially all of our business, that will not in itself constitute Good Reason; (ii) a material reduction by us in the employee’s base salary, as in effect immediately prior to such reduction, other than as agreed to by the employee in writing or in connection with a similar reduction for all our similarly situated executives; (iii) a material reduction by us in the employee’s annual target bonus as a percentage of the employee’s base salary, as in effect immediately prior to such reduction, other than in connection with a similar reduction for all our similarly-situated executives; (iv) relocation of the employee’s principal place of work to a location that is more than 30 miles from the employee’s principal place of work immediately prior to such relocation; or (v) our failure to obtain assumption of the Severance Agreement by any successor. However, in order to resign for Good Reason, the employee is required first to provide us with written notice within 90 days of becoming aware of the initial existence of the condition that he believes constitutes Good Reason and within two years of the initial existence of such condition, specifically identifying the acts or omissions constituting the grounds for Good Reason and providing to us a reasonable cure period of not less than 30 days following the date of such written notice, during which such grounds must not have been cured.

Pension Benefits

We do not offer pension benefits to our named executive officers.

Nonqualified Deferred Compensation

We do not offer non-qualified deferred compensation to our named executive officers.

Bonus and Non-Equity Incentive Plan Compensation

Each of our named executive officers was eligible to receive cash incentive-based compensation during fiscal year 2014, on an annual basis with respect to Mr. Flynn and on a quarterly basis for our other named executive officers.

Under our executive incentive bonus plan for fiscal year 2014, Mr. Flynn’s target cash incentive was based 100 percent on our company’s achievement of corporate performance criteria for the full year. For our other named executive officers the target cash incentive each quarter was based on a combination of quarterly individual and corporate performance criteria, with individual performance criteria with respect to each quarter weighted at 40 percent and the corporate performance criteria weighted at 60 percent. Mr. Flynn assessed for each quarter during fiscal year 2014 the individual performance of Messrs. Greene and Papaefstathiou against their respective individual performance criteria for the quarter. For the year, the corporate performance criteria consisted solely of our achievement of revenue and corporate bookings. Each quarterly incentive target was set at the operating target for the quarter, as determined in the 2014 annual operating plan approved by our Board. If we failed to achieve at least 90 percent of the revenue target for a particular quarter no cash incentive payment would be paid to the named executive officer in such quarter with respect to the corporate performance criteria; however, the executive could still receive a cash incentive for the quarter if individual performance goals were achieved.

With respect to our performance against the target revenue and bookings objectives for each of the quarters in fiscal year 2014, the cash incentive payment was payable as follows:

Target Bookings	Percent of the Corporate Performance Component That Becomes Payable
Achievement less than 10 percent below the targeted amount	0%
Achievement below the targeted amount but not less than 10 percent below the targeted amount	100% minus 3 times the percent of booking below the targeted amount (i.e., 100% - 3* (underachievement %))
Achievement at the targeted amount	100%
Achievement above the targeted amount	100% plus 3 times the percent of bookings above the targeted amount (i.e., 100% + 3* (overachievement %))

Under our executive incentive bonus plan for fiscal year 2014, Mr. Flynn was eligible to receive an annual cash incentive payment in an amount up to $200,000. 100 percent of this payment would be based on our company’s achievement of revenue and bookings objectives which the Board of Directors set for the year as part of our 2014 annual operating plan. In January 2015, the compensation committee determined that our company had achieved 82 percent of its revenue target for 2014 and Mr. Flynn’s cash incentive payment would be payable on that basis relative to his target amount, resulting in a cash incentive payment to Mr. Flynn of $164,245. We also awarded Mr. Flynn in 2014 a one-time bonus payment of $12,000, recognizing his efforts to conclude our recent IPO.

Messrs. Greene and Papaefstathiou were eligible to receive cash incentive payments for fiscal year 2014 for each fiscal quarter during which they were employed. Mr. Greene’s total target bonus opportunity was equal to 25 percent of his base salary during our first and second fiscal quarter, which increased to 50 percent of his base salary beginning with our third fiscal quarter. Mr. Papaefstathiou’s total target bonus opportunity was equal to 50 percent of his base salary for the period of his employment during 2014. Under our executive incentive bonus plan for fiscal year 2014 (not including our CEO), individual performance criteria with respect to each quarter were weighted at 40 percent and the corporate performance criteria were weighted at 60 percent of the executive’s target cash incentive payments. The corporate performance criteria for each quarter consisted of our achievement of quarterly revenue and bookings objectives which the Board of Directors set as part of our 2014 annual operating plan. However, in calculating the corporate achievement for our fourth quarter ending December 31, 2014, the compensation committee of our Board used the mid-point of the revenue guidance range for the quarter which we publically disclosed on November 5, 2014 as the revenue objective for the quarter.

The following table sets forth the target amounts and actual amounts of each named executive officer’s cash incentive compensation for our fiscal year 2014:

Name	Target Incentive Amount ($)	Actual Incentive Amount ($)
Mr. Flynn	$200,000	$164,245
Mr. Greene	$93,750	$70,903
Mr. Papaefstathiou*	$44,270	$35,504

*	Mr. Papaefstathiou commenced employed with us in August 2014. As such, his quarterly target cash incentive payment for our third quarter ending September 30, 2014 was prorated to reflect the term of his employment during this quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2014.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares of Units of Stock that have not Vested ($)(1)
David K. Flynn	06/09/2010	200,000	(2)			0.70	6/9/2020
	02/24/2011	128,000	(3)			0.70	2/24/2021
	05/04/2012	280,000	(4)			2.05	5/4/2022
	06/11/2013	120,000	(5)			6.00	6/11/2023
	10/07/2013			200,000	(6)	9.58	10/7/2023
	9/17/2014							105,000	(7)	504,000
David Greene	09/17/2013	104,563	(8)	230,037	(8)	9.58	9/17/2023
	9/17/2014							87,500	(7)	420,000
Efstathios Papaefstathiou	9/17/2014							160,000	(9)	768,000

(1)	This amount reflects the fair market value of our common stock of $4.80 per share as of December 31, 2014, multiplied by the amount shown in the column for the Number of Shares or Units of Stock that have Not Vested.
(2)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vest on the one-year anniversary of June 9, 2010 and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(3)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vest on the one-year anniversary of February 3, 2011 and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(4)	The option is subject to an early exercise provision and is immediately exercisable. One-fifth5 of the shares subject to the option vest on the one-year anniversary of May 4, 2012 and one-sixtieth of the shares vest monthly thereafter, subject to continued service through each such date.
(5)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vest on the one-year anniversary of April 18, 2013 and one-forty-eight of the shares vest monthly thereafter, subject to continued service through each such date.
(6)	One-half of the shares subject to the option vest on March 28, 2016 and the remaining one-half of the shares vest in equal monthly installments thereafter, subject to continued service through each such date.
(7)	The amounts in this column represent the shares of common stock underlying the RSUs which vest in equal quarterly installments over two years commencing on September 17, 2014, subject to continued service through each such date.
(8)	One-fourth of the shares vested on September 16, 2014 and one fortieth of the shares vest each month thereafter, subject to continued service through each such date.
(9)	One fourth of the shares will vest as of September 1, 2015, with the remaining shares vesting in equal quarterly installments thereafter (as of December 1, March 1, June 1 and September 1 of each year) through September 1, 2018, subject to continued service through each such date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1))
Equity compensation plans approved by stockholders	9,771,709	(2)	$3.99	(3)	3,059,230	(4)
Equity compensation plans not approved by stockholders	0		0		0

Total	9,771,709		$3.99		3,059,230

(1)	Includes the 2006 Plan, 2014 Plan and the ESPP.
(2)	This amount represents 6,702,131 Shares outstanding under the 2006 Plan, 133,360 Shares outstanding under the 2014 Plan, and 2,936,218 Shares subject to restricted stock unit awards that will entitle the holders to one share of our common stock for each such unit that vests over the holders’ period of continued service. It excludes zero Shares outstanding under the 2014 ESPP.
(3)	The weighted average exercise price is calculated without taking into account 2,936,218 Shares of our common stock subject to restricted stock units awards, which have no exercise price.
(4)	Consists of 2,259,230 Shares reserved for issuance under the 2014 Plan, and 800,000 Shares available for future issuance under the 2014 ESPP. The Shares reserved for issuance under our 2014 Plan also include (1) those Shares reserved but unissued and not subject to awards under the 2006 Plan, as of March 27, 2014, and (2) Shares subject to awards granted under our 2006 Plan that expired or otherwise terminated after March 27, 2014 (provided that the maximum number of Shares that may be added to the 2014 Plan from the 2006 Plan pursuant to (1) and (2) is 8,520,656 Shares). The number of shares of the company’s common stock available for grant and issuance under the 2014 Plan is currently subject to an annual increase on the first day of each fiscal year starting on January 1, 2015, in an amount equal to the least of (i) 4,000,000 Shares, (ii) five percent of the outstanding Shares on the last day of the immediately preceding fiscal year, or (iii) such number of Shares determined by our Board of Directors. The amount reported includes 800,000 shares available for purchase under the ESPP at the end of our fiscal year 2014. The number of shares of our common stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015, in an amount equal to the least of (i) 800,000 shares of common stock, (ii) one half percent of the outstanding shares of common stock on such date, or (iii) an amount determined by the Administrator.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 6, 2015 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than five percent of our common stock.

We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 46,621,087 shares of common stock outstanding at April 6, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable by or before June 5, 2015 (60 days after April 6, 2015). However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aerohive Networks, Inc., 330 Gibraltar Drive, Sunnyvale, CA 94089.

Name of Beneficial Owner+	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers, including our Named Executive Officers:
David K. Flynn (1)	1,781,858	3.82%
Gordon C. Brooks (2)	408,184	*
David Greene (3)	166,962	*
Steve Debenham (4)	221,006	*
Efstathios Papaefstathiou	—	*
Raphael Gernez (5)	230,926	*
Remo Canessa (6)	46,168	*
Feng Deng (7)	7,899,667	16.94%
Krishna ‘Kittu’ Kolluri (8)	4,691,874	10.06%
Changming Liu (9)	1,884,477	4.04%
Frank J. Marshall (10)	274,669	*
Conway “Todd” Rulon-Miller (11)	206,307	*
John Gordon Payne (12)	19,518	*
Christopher J. Schaepe (13)	7,395,110	15.86%
All current directors and executive officers as a group (15 persons)(14)	25,232,826	54.12%
5% Stockholders:
Cadian Capital Management, LP (15)	2,449,516	5.25%
KPCB Holdings, Inc. (16)	3,597,321	7.72%
Lightspeed Venture Partners VII, L.P. (17)	7,376,825	15.82%
New Enterprise Associates 13, L.P. (18)	4,673,589	10.02%
Northern Light Venture Capital, Ltd. (19)	7,881,382	16.91%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
+	Certain options to purchase shares of our capital stock included in this table are early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(1)	Consists of (i) 449,069 shares held by Mr. Flynn; (ii) 589,789 shares held by the David Flynn 2012 Annuity Trust dated December 20, 2012 for which Mr. Flynn serves as trustee; (iii) 728,000 shares subject to an option exercisable within 60 days after April 6, 2015, of which 563,166 are fully vested; and (iv) 15,000 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(2)	Consists of (i) 72,056 shares held by Mr. Brooks; (ii) 326,128 shares subject to an option exercisable within 60 days after April 6, 2015, of which 169,060 are fully vested; and (iii) 10,000 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(3)	Consists of (i) 15,044 shares held by Mr. Greene; (ii) 139,418 shares subject to an option exercisable within 60 days after April 6, 2015, of which 139,418 are fully vested; and (iii) 12,500 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(4)	Consists of (i) 38,926 shares held by Mr. Debenham; (ii) 177,080 shares subject to an option exercisable within 60 days after April 6, 2015, of which 93,924 are fully vested; and (iii) 5,000 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(5)	Consists of (i) 5,926 shares held by Mr. Gernez; (ii) 220,000 shares subject to an option exercisable within 60 days after April 6, 2015; of which 152,082 are fully vested and (iii) 5,000 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(6)	Consists of (i) 27,883 shares subject to an option exercisable within 60 days after April 6, 2015, of which 27,883 are fully vested and (ii) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(7)	Consists of (i) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015 and (ii) 7,881,382 shares listed in footnote 19 below, which are held by entities affiliated with Northern Light Venture Capital. Mr. Deng, one of our directors, shares voting and investment power with respect to the shares held by these entities.
(8)	Consists of (i) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015 and (ii) 4,673,589 shares listed in footnote 18 below. Mr. Kolluri, one of our directors, has no voting or dispositive power with respect to the shares directly held by NEA Ventures 2011, L.P., listed in footnote (NEA) below.
(9)	Consists of (i) 102,477 shares held by Mr. Liu; (ii) 1,280,000 shares held the Liu-Wei Trust created March 27, 2000 for which Mr. Liu serves as a trustee; (iii) 400,000 shares held by the Liu/Wei 2012 Irrevocable Descendants’ Trust dated December 19, 2012, for which Mr. Liu’s spouse serves as trustee; (iv) 92,000 shares subject to an option exercisable within 60 days after April 6, 2015, of which 87,416 are fully vested; and (v) 10,000 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(10)	Consists of (i) 144,000 shares held by Mr. Marshall, of which 12,000 may be repurchased by us at the original exercise price as of June 5, 2015; (ii) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015; and (iii) 112,384 shares held by Big Basin Partners LP, for which Mr. Marshall serves as a General Partner.
(11)	Consists of (i) 148,022 shares held by Rulon-Miller; (ii) 40,000 shares subject to an option exercisable within 60 days after April 6, 2015, of which 26,667 are fully vested; and (ii) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(12)	Consists of 19,518 shares subject to an option exercisable within 60 days after April 6, 2015 of which 19,518 are fully vested.
(13)	Consists of (i) 18,285 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015 and (ii) 7,376,825 shares listed in footnote 17 below, which are held by entities affiliated with Lightspeed Venture Partners VII. Mr. Schaepe, one of our directors, shares voting and investment power with respect to the shares held by these entities.

(14)	Consists of (i) 23,295,589 shares beneficially owned by our current executive officers and directors, of which 12,000 may be repurchased by us at the original exercise price as of June 5, 2015; (ii) 1,770,027 shares issuable upon exercise of options exercisable within 60 days after April 6, 2015, of which 1,267,134 are fully vested; and (iii) 167,210 shares of common stock underlying RSUs subject to further vesting within 60 days after April 6, 2015.
(15)	According to a Schedule 13G filed on February 17, 2015, 2,449,516 shares of our common stock are beneficially owned by Cadian Capital Management, LP and Eric Bannasch who share voting and dispositive power over the shares. The address for these entities is 535 Madison Avenue, 36th Floor, New York, NY 10022.
(16)	According to a Schedule 13G filed on February 11, 2015, 3,539,982 shares of common stock are beneficially owned by Kleiner Perkins Caufield & Byers XII, LLC, or KPCB XII, and 57,339 shares of common stock are beneficially owned by KPCB XII Founders Fund, LLC, or KPCB XII FF. The managing member of KPCB XII and KPCB XII FF is KPCB XII Associates, LLC, or KPCB XII Associates exercises the sole voting and dispositive control over the shares directly held by KPCB XII and KPCB XII FF. The principal business address for these entities affiliated with KPCB XII Associates is 2750 Sand Hill Road, Menlo Park, California 94025.
(17)	According to a Schedule 13G filed on April 7, 2015, 7,376,825 shares of common stock are beneficially owned by Lightspeed Venture Partners VII, L.P., or Lightspeed, Lightspeed General Partner VII, L.P., or Lightspeed GP, is the sole general partner of Lightspeed. Lightspeed Ultimate General Partner VII, Ltd., or Lightspeed UGP, is the sole general partner of Lightspeed GP. Barry Eggers, Ravi Mhatre, Peter Nieh, and Christopher Schaepe, a member of our Board, as the managing directors of Lightspeed UGP share voting and dispositive power with respect to the shares held by Lightspeed. The address for these entities is 2200 Sand Hill Road, Menlo Park, California 94025.
(18)	According to a Schedule 13G filed on February 9, 2015,4,673,589 shares of common stock are beneficially owned by New Enterprise Associates 13, L.P., or NEA 13. NEA Partners 13, L.P., or NEA Partners 13, is the sole general partner of NEA 13. NEA 13 GP, LTD, or NEA 13 GP, is the sole general partner of NEA Partners 13. M. James Barrett , Peter J. Barris , Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna S. Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Wellerare the individual directors of NEA 13 GP and share voting and dispositive power with regard to the shares held by NEA 13. The address for each of these entities is 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815.
(19)	According to a Schedule 13G filed on February 5, 2015, 5,928,379 shares of common stock are beneficially owned Northern Light Venture Fund, L.P., or NLVF I. 1,302,003 shares of common stock are beneficially owned by Northern Light Strategic Fund, L.P., or NLSF I. 651,000 shares of common stock are beneficially owned by Northern Light Partners Fund, L.P., or NLPF I. Northern Light Partners, L.P., or DGP, is the general partner of each of NLVF I, NLSF I and NLPF I. Northern Light Venture Capital, Ltd., or UGP, is the general partner of DP and has the sole voting and dispositive power with regard to the shares held by NLVF, NLSF and NLPF. Feng Deng, a member of our Board, Yan Ke and Jeffrey Lee, as the directors of UGP, share voting and dispositive power with regard to the shares held by NLVF, NLSF and NLPF. The principal business address for these entities affiliated with Northern Light Venture Capital, Suite 1720, 17/F Hutchison House, 10 Harcourt Road, Central, Hong Kong.

RELATED-PERSON TRANSACTIONS

Other than the compensation arrangements and indemnification arrangements with our director and executive officer discussed above in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation,” and summarized below, there were no transactions since January 1, 2014 and currently proposed transactions in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

In addition, there has not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment and consulting arrangements with certain of our current and former executive officers.

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Severance and Separation Agreements

Our executive officers are entitled to certain severance benefits. See “Change of Control and Severance Agreements for Named Executive Officers.”

Equity Incentive Grants to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and RSUs to seven of our current non-employee directors. See the sections entitled “Executive Compensation” and “Director Compensation” above.

Policies and Procedures for Related-Person Transactions

The audit committee of our Board has the primary responsibility for reviewing and approving transactions with related parties.

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than five percent of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a five percent or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than five percent of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. We believe that, during 2014, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements; except that a late Form 4 was filed for Changming Liu on September 22, 2014 to report the acquisition of shares of common stock pursuant to an award of restricted stock units which were granted on September 17, 2014.

Available Information

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at ir.aerohive.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Aerohive Networks, Inc., Attention: Investor Relations, 330 Gibraltar Drive, Sunnyvale, California 94089.

Company Website

We maintain a website at www.aerohive.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*        *        *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 15, 2015

Appendix A

AEROHIVE NETWORKS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

(As amended             , 2015)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company’s intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Aerohive Networks, Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation” means an Eligible Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employee participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o) “Employer” means the employer of the applicable Eligible Employee(s).

(p) “Enrollment Date” means the first Trading Day of each Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the first Trading Day on or after June 1 and December 1 of each Offering Period. Notwithstanding the foregoing, the first Exercise Date under the Plan will be the first Trading Day on or after December 1, 2014.

(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or

(iv) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Fully Diluted” means, with respect to shares of Common Stock, as of a specified date, the sum of the number of shares of outstanding Common Stock plus the number of shares of Common Stock subject to the Company’s outstanding equity compensation awards (excluding outstanding equity compensation awards under any employee stock purchase plans of the Company).

(v) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(w) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(x) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the first Trading Day on or after December 1 and June 1, approximately six (6) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective (such effective date of the Company’s Registration Statement, the “Registration Date”) and will end on the first Trading Day on or after December 1, 2014, and the second Offering Period under the Plan will commence with the first Trading Day on or after December 1, 2014. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means an Eligible Employee that participates in the Plan.

(aa) “Plan” means this Aerohive Networks, Inc. 2014 Employee Stock Purchase Plan.

(bb) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ee) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.

(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the Registration Date and end on the first Trading Day on or after December 1, 2014, and the second Offering Period under the Plan will commence with the first Trading Day on or after December 1, 2014. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5. Participation.

(a) First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as

Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.

(b) Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 5,000 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided, however, that for Participants participating in an Offering under the Non-Section 423 Component in the jurisdiction of the People’s Republic of China, the Company, in its sole discretion, may either (i) in lieu of exercising the option to purchase shares of Common Stock, settle the option in cash in an amount equal to the number of shares of Common Stock the Participant would have otherwise been able to purchase on such Exercise Date multiplied by the Fair Market Value of a share of Common Stock on such Exercise Date (a “Cash Settlement”), (ii) following the exercise of the option, repurchase the Shares purchased pursuant to the exercise of the option for cash on such Exercise Date at a per share purchase price equal to the Fair Market Value of a share of Common Stock on such Exercise Date (a “Cash Repurchase”), or (c) following the exercise of the option, deliver shares of Common Stock pursuant to such procedures as required by Applicable Law. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Unless a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, if a

Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option shall be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 3,030,681 shares of Common Stock, plus (i) an annual increase to be added on the first day of each of the 2016 Fiscal Year and 2017 Fiscal Year equal to the least of (A) 1,000,000 shares of Common Stock, (B) two percent (2%) of the outstanding shares of Common Stock on such date, or (C) an amount determined by the Administrator; and (ii) an annual increase to be added on the first day of each Fiscal Year beginning with the 2018 Fiscal Year equal to the least of (A) 1,000,000 shares of Common Stock, (B) one percent (1%) of the outstanding shares of Common Stock on such date, or (C) an amount determined by the Administrator. For the avoidance of doubt, the number of shares of Common Stock reserved for issuance under the Plan shall be reduced by any shares of Common Stock actually issued and delivered under the Plan (including Cash Repurchases), but shall not be reduced by the number of shares of Common Stock referenced for purposes of determining the amount of any Cash Settlement.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective as of the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A

AEROHIVE NETWORKS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application Change in Payroll Deduction Rate	Offering Date:

1.                      hereby elects to participate in the Aerohive Networks, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 20%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of                      (Eligible Employee or Eligible Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social

Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	Signature of Employee

EXHIBIT B

AEROHIVE NETWORKS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Aerohive Networks, Inc. 2014 Employee Stock Purchase Plan that began on             ,          (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Appendix B

AEROHIVE NETWORKS, INC.

2014 EQUITY INCENTIVE PLAN

(As amended             , 2015)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (1) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Aerohive Networks, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Fully Diluted” means, with respect to Shares, as of a specified date, the sum of the number of outstanding Shares plus the number of Shares subject to the Company’s outstanding equity compensation awards (excluding outstanding equity compensation awards under any employee stock purchase plans of the Company).

(u) “Incentive Stock Option” means an Option that by its terms qualifies and otherwise is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Inside Director” means a Director who is an Employee.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(dd) “Performance Period” means the time period of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 2014 Equity Incentive Plan, as may be amended from time to time.

(ii) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,106,812 Shares, plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2006 Global Share Plan, as amended (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that, after the Registration Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that, after the Registration Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 8,520,656 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2016 Fiscal Year, in an amount equal to the least of (i) 4,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(c) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 5,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted Options covering up to an additional 1,000,000 Shares.

(c) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option for a period of twelve (12) months following Participant’s termination of his or her status as a Service Provider (or such longer period to the extent specified in the applicable Award Agreement with respect to Participant’s Disability) to the extent the Option is vested on the date of termination (see Section 13(b) below), but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within will remain exercisable for a period of twelve (12) months following Participant’s termination of his or her status as a Service Provider (or such longer period to the extent specified in the applicable Award Agreement with respect to Participant’s death) to the extent that the Option is vested on the date of death (see Section 13(b) below), but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

In the event that the Participant dies while a Service Provider, or after the termination of the Participant’s relationship as a Service Provider as a result of the Participant’s Disability, but before the expiration of the Participant’s Option as set forth in subsections (iii) or (iv), as applicable, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest, or inheritance.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 5,000,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such terms and conditions as the Administrator in its sole discretion determines, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 5,000,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its sole discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 5,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(c) relating to the maximum term and Section 6(e) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $10,000,000, and (ii) no Participant will receive more than 5,000,000 Performance Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted up to an additional 1,000,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

11. Performance-based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator in its discretion may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goal(s) or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) new product development; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) sales; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; or (xxxv) inventory turnover ratio. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share or per-capita basis, (E) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (F) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goal(s), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goal(s) applicable to the Performance Period, (iii) establish the Performance Goal(s), and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goal(s) and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goal(s) have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goal(s) for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Outside Director Limitations.

(a) Cash-Settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $1,000,000 in connection with his or her initial service.

(b) Stock-Settled Awards. No Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $1,000,000 in connection with his or her initial service.

13. Service Provider Status.

(a) Leaves of Absence/Transfer Between Locations.

(i) Continued Vesting. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will continue during any unpaid leave of absence of an Employee or Director, consistent with and approved under the Company’s formal Leave of Absence policy then in effect. Such continued vesting will not exceed ninety (90) days in the aggregate during any twelve (12) month period or one hundred eighty (180) days in the aggregate during any thirty-six (36) month period following the commencement of the unpaid leave of absence (unless the Award sooner terminates in accordance with its terms). Thereafter, the vesting of such Award will be suspended for the remaining duration of such leave (unless the Award sooner terminates in accordance with its terms). Vesting will recommence upon such Participant’s return to active service as a Service Provider (and for avoidance of doubt, upon return to active status, no credit for vesting will be provided for the period during which vesting was suspended during the approved unpaid leave of absence, except as required by applicable law).

(ii) Suspended Vesting. Except as set forth in subsection (i) above and unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

(iii) Approved Leaves; Transfers. A Participant will not cease to be an Employee or Director in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

(iv) Incentive Stock Options. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

(b) Additional Vesting Upon Death or Disability. Unless the Administrator determines otherwise in its sole discretion, if a Participant ceases to be a Service Provider as a result of the Participant’s death or Disability, then with respect to Awards that the Participant holds as of immediately prior to the cessation of the Participant’s status as a Service Provider, the Participant will be deemed to fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares that otherwise would not be vested or exercisable, all restrictions on Awards other than Options and Stock Appreciation Rights will lapse, and, with respect to Awards with performance-based vesting, all performance goals and other applicable vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met (the “Additional Vesting”).

Unless the Administrator determines otherwise in its sole discretion for purposes of this Additional Vesting, “Service Provider” shall be limited to mean a Participant who at the time of such death or Disability is an Employee or Director (and not a Consultant), and who has provided services to the Company (or any Parent or Subsidiary of the Company) in good standing in such capacity for more than one (1) year (and, in the case of an Employee, on a regular, full-time basis).

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6(b), 7(b), 8(a), 9(b) and 10(a) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld and any employer tax liability shifted to a Participant with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, provided the delivery of such Shares will not result in adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that such Shares are withheld or delivered, as applicable.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Notwithstanding the foregoing, in no event will the Company reimburse any Participant for any taxes that may be imposed upon Participant as a result of Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary, nor will they interfere in any way with the Participant’s right or the right of the Company or any Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.

AEROHIVE NETWORKS, INC. 330 GIBRALTAR DRIVE SUNNYVALE, CA 94089
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M91775-P65509
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AEROHIVE NETWORKS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. all of the following nominees:
1. Election of Directors
Nominees:
01) Remo Canessa 02) Feng Deng 03) Changming Liu
The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain
2. Amendment to the Company’s 2014 Employee Stock Purchase Plan to increase the share reserve, modify the evergreen provision and shorten its term requires the af?rmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.
3. Amendment and restatement of the Company’s 2014 Equity Incentive Plan to modify certain terms relating to the granting of performance-based awards and to increase the share reserve requires the affrmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.
4. Ratifcation of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fscal year ending December 31, 2015 requires the af?rmation vote of a majority of the shares present in person or represented by proxy and entitled to vote.
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Signature [PLEASE SIGN WITHIN BOX] Date
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M91776-P65509
AEROHIVE NETWORKS, INC. Annual Meeting of Shareholders May 27, 2015, 10:00 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Steve Debenham and Gordon Brooks, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROHIVE NETWORKS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, PDT on May 27, 2015, at 1215 Innsbruck Drive, Sunnyvale, California 94089, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.
Continued and to be signed on reverse side